Exhibit 10.1

INNOVEST ENERGY FUND

Subscription Agreement

(Non-US Person)

The attached Subscription Agreement is the document by which you offer to subscribe for and purchase non-voting redeemable participating shares (the Participating Shares) in Innovest Energy Fund (the Fund). Before completing the Subscription Agreement, please read the Private Placement Memorandum of the Fund and the terms and conditions set out in Part B of the Subscription Agreement.

Notes on completion of the Subscription Agreement

Part A must be completed in full and signed. The appropriate part of Schedule 1 must also be completed in full. Incomplete Subscription Agreements will not be accepted.

Supporting documentation

In order to comply with the Fund’s obligations under the Tax Information Authority Law (as revised), the regulations, and guidance notes made pursuant to that Law, and treaties and intergovernmental agreements entered into by the Cayman Islands in relation to the automatic exchange of information for tax matters (collectively AEOI), to collect certain information about each account holder’s tax status, Subscribers for Participating Shares must complete the relevant self- certification form in Schedule 1, and provide any additional information that is requested.

In addition, in order to comply with any applicable anti-money laundering regulations, subscribers for Participating Shares are required to provide the documentation specified in the Appendix that is appropriate to the category of subscriber. All documents must be originals or copies certified by a suitable person (such as a lawyer, accountant, director or manager of a regulated institution or a notary public) as a true copy. Where documents are not in English, a notarised translation must be provided.

Submitting your application for Participating Shares

Once completed, a copy of this Subscription Agreement, the completed Schedule 1 and supporting documentation should be sent by email to, with the original to follow by courier to:

Innovest Energy Fund

Address: c/o Innovest Asset Management Limited

Unit B, 17/F, United Centre

95 Queensway, Admiralty, Hong

Email: am@innovest.com.hk

with a scanned copy by email to the Administrator:

Aurora Fund Services (Asia) Limited

Email: operations@aurorafs.asia

Attention: Investor Services

Subject: Innovest Energy Fund

The Subscription Agreement, together with any supporting documents, must be received by the Administrator by no later than 5:00 p.m. (Hong Kong time) on the last Business Day of the Initial Offering Period or by no later than 5:00 p.m. (Hong Kong time) on the Business Day prior to the relevant Subscription Day, as applicable.

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Payment Instructions

Payment of subscription monies should be made in US Dollars by wire transfer to:

Correspondent Bank:	UNITED OVERSEAS BANK LTD HONG KONG
SWIFT Address:	UOVBHKHH
Beneficiary Bank Name:	UNITED OVERSEAS BANK LTD HONG KONG
SWIFT Address:	UOVBHKHH
Bank Code:	071
Bank Address:	23/F, 3 Garden Road, Central, Hong Kong
Beneficiary Account Name:	Innovest Energy Fund
Account Number:	081-912-232-5
Under reference:	Subscription monies from [Name of Subscriber]

Notes:

Cleared funds must be received in the Fund’s account prior to 5:00 p.m. (Hong Kong time) on the last Business Day of the Initial Offering Period or 5:00 p.m. (Hong Kong time) on the Business Day prior to the relevant Subscription Day, as applicable.

All subscription monies must originate from an account held in the name of the Subscriber. No third party payments will be permitted.

Any bank charges incurred in respect of wire transfers will be deducted from the subscription monies and only the net amount will be invested in Participating Shares.

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INNOVEST ENERGY FUND

(the Fund)

Subscription Agreement

(Non-US Person)

Part A: Particulars of Subscriber and application for Participating Shares

I/we, the undersigned (the Subscriber) irrevocably apply for such number of Participating Shares in the Fund of the class indicated below (the Participating Shares), on the terms of the Private Placement Memorandum of the Fund, as amended or supplemented (the Memorandum), as may be purchased with the subscription amount specified below and to have such Participating Shares registered as specified in the registration details below.

Unless otherwise defined, capitalised terms have the meanings given to them in the Memorandum.

Registration details

Full name(s):	GREENPRO RESOURCES LIMITED
(two names may be registered but only one address)

Registration address:	OMC CHAMBERS, WICKHAMS CAY 1, ROAD TOWN, TORTOLA,
(PO Boxes are not accepted for registration purposes)	BRITISH VIRGIN ISLANDS

Correspondence address:	ROOM 1701-03, THE METROPOLIS TOWER,
(if different)	10 METROPOLIS DRIVE, HUNG HOM, HONG KONG

Telephone no:	+852 3111 7718 Facsimile no: +852 3111 7720
Email address:	gilbert.loke@greenprocapital.com

Nationality/place of incorporation:	BRITISH VIRGIN ISLANDS
Source of wealth and occupation /nature of business:	INVESTMENT HOLDING

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The Subscriber declares that:

a)	the information provided on the origin of wealth and source of fund are true and complete; and
b)	the funds are clean and are not derived from any illegal activities.

Source of Funds:

(Please advise in details on how you acquired the money to be invested)

FUND FROM HOLDING COMPANY

Source of Wealth:

(Please check the box to indicate your source of wealth and you may select more than one item)

[ ]	Employment Income
Occupation ___________________________________________________________________________
Name of Employer ____________________________________________________________________

[ ]	Business Profits:
Nature of the business: _________________________________________________________________
Name of Company: _______________________________________________________________________

[ ]	Savings/Investment Income
Nature and Name of Investment: ____________________________________________

[ ]	Sale of Assets
Nature of Assets and sales amount: __________________________________

[ ]	Retirement/Pension Income

[ ]	Trust/Inheritance

[X]	Other (please specify): FUND FROM HOLDING COMPANY

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Participating Shares being subscribed for:
(Please tick one box only. If you wish to subscribe for Participating Shares of more than one Class, please complete a separate Subscription Agreement for each Class)	[ ] [X]	Class A Shares Class B Shares

Subscription amount: The minimum initial investment per subscriber in the Fund is US$1,000,000 in the case of Class A Shares and US$100,000 in the case of Class B Shares, exclusive of any Subscription Fee	US$	7,206,000
Subscription Fee: A Subscription Fee up to 2% of the subscription amount will be charged on subscription of Class A Shares and Class B Shares	US$	144,120
Total Subscription Monies:	US$	7,350,120

Payment of subscription monies: Subscription monies will be paid from the following account and redemption money will be going back to that account:

Name of Bank:
Account No:
Account Name:
SWIFT Code:
Bank Address:
Correspondent Bank Name:
Correspondent Bank Branch:
Correspondent Bank SWIFT Code:

Wire confirmations for subscriptions must match the information provided above and the account must be held in the name of the Subscriber. No third party payments will be accepted.

If the Subscriber’s subscription is in kind: The Subscriber undertakes to transfer the following investments as accepted by the Directors as non-cash consideration to those accounts of the Fund.

Submitted securities	Number of securities	Identification Number (ISIN, Common No., Cedel or Euroclear)	Estimated total value as at applicable Valuation Day
NASDAQ: GRNQ	3,000,000	CUSIP: 39540F101	US$7,206,000

Notes: If this space is insufficient to list all securities being transferred, please complete additional sheets setting forth the requested information for the securities being transferred and attach them to the completed Subscription Agreement.

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Communications from the Fund: The Subscriber will be receiving communications from the Fund by email.

Instructions from joint holders: Until further written notice is given, the Fund and its delegates and agents are authorised to rely upon and act in accordance with instructions from:

[ ]	ANY of the joint holders (the joint holders undertake that any instructions given by any one joint holder is binding on each joint holder); or

[X]	ALL of the joint holders.

Please tick whichever box is applicable. Where no indication is made, all joint holders will be required to sign any instructions.

Proper instructions where Subscriber is an entity: The following persons are authorised to give instructions to, and receive instructions from, the Fund and/or its delegates and agents. Such persons shall be the only persons so authorised until further written notice, signed by one or more of such persons, is given to the Fund.

LOKE CHE CHAN GILBERT
Name	Signature

LEE CHONG KUANG
Name	Signature

Name	Signature

Name	Signature

The Subscriber confirms that: (a) it has read all of this Subscription Agreement; and (b) the representations, warranties and acknowledgements made by the Subscriber in this Subscription Agreement are true and correct.

The Subscriber undertakes to remit the subscription monies in full, net of bank charges, by electronic transfer so that cleared funds are received in the bank account of the Fund by no later than 5:00 p.m. (Hong Kong time) on the last Business Day of the Initial Offering Period or by no later than 5:00 p.m. (Hong Kong time) on the Business Day prior to the relevant Subscription Day, as applicable.

The Subscriber acknowledges that: (a) this Subscription Agreement will not be binding on the Fund unless and until it is accepted by the Fund; (b) the Fund may reject this application in whole or part and is not obliged to give any reason for doing so; (c) in the event of this application being rejected, the subscription monies paid, or the balance thereof in the case of a partial rejection, will be returned (without interest) as soon as practicable in US Dollars to the bank account from which the subscription monies were remitted, at the risk and cost of the Subscriber; and (d) unless and until its application is rejected by the Fund, the Subscriber shall not be entitled to cancel, terminate, or revoke this application.

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Execution

Signed by the Subscriber and, in the case of joint Subscribers, by both joint Subscribers

11/02/2021
Signature	Date

LOKE CHE CHAN GILBERT	DIRECTOR
Name	Capacity

11/02/2021
Signature	Date

LEE CHONG KUANG	DIRECTOR
Name	Capacity

Notes:

●	If the application for Participating Shares is being made by two subscribers, this Subscription Agreement must be signed by each subscriber.

●	If the application for Participating Shares is being made by a corporation, this Subscription Agreement must be signed by an individual authorised to sign it on the behalf of the corporation and that individual must state his/her capacity.

●	If the application for Participating Shares is being made by a limited partnership, this Subscription Agreement must be signed by an individual authorised to sign it on the behalf of the general partner of the limited partnership.

●	If this Subscription Agreement is signed under power of attorney, the power of attorney or a duly certified copy thereof must accompany this Subscription Agreement.

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Part B: Terms and conditions

1	Representations, warranties, covenants and acknowledgements

1.1	The Subscriber (and in the case of joint Subscribers, each of them):

(a)	confirms that: (i) it has received, read, fully considered and understands the Memorandum; (ii) it is making this application for Participating Shares on the terms of the Memorandum and subject to the provisions of the articles of association of the Fund (the Articles); and (iii) it undertakes to observe and be bound by the provisions of the Articles, as amended from time to time;

(b)	confirms that: (i) it is applying for Participating Shares on the basis of the information contained in the Memorandum and that it has not relied on any representations or statements made or information provided by any person in relation to the Fund other than the information contained in the Memorandum; (ii) copies of all material contracts described in the Memorandum together (where applicable) with the most recent annual report and accounts of the Fund have been made available to it; and (iii) it has been given the opportunity to verify and to clarify any information contained in the Memorandum and such documents, and to obtain additional information in order to evaluate the merits and risks of an investment in the Fund;

(c)	confirms that it has consulted with its own legal, tax and financial advisers in connection with the purchase of Participating Shares (or has chosen not to do so) and is not purchasing Participating Shares as a result of, or pursuant to: (i) any advertisement, article, notice or other communications published in any newspaper, magazine or similar media (including any internet site whose information about the Fund is not password protected) or broadcast over television or radio; or (ii) any seminar or meeting whose attendees, including the Subscriber, had been invited as a result of, or pursuant to, any of the foregoing;

(d)	confirms that: (i) it has the knowledge, expertise and experience in financial matters to evaluate the risks associated with an investment in the Fund; (ii) it is aware of the risks inherent in investing in the types of investments in which the assets of the Fund will be invested and the methods by which such investments will be held and/or traded; (iii) it has evaluated its proposed investment in the Fund in light of its financial conditions and resources, and (iv) it is able to bear the economic risk of its investment in the Fund, including the inherent risk of the potential to lose its entire investment in the Fund;

(e)	represents and warrants that it is not a resident in the Cayman Islands;

(f)	represents and warrants that: (i) it is, and for as long as it holds any Participating Share will be, an Eligible Investor (as described in the Memorandum); (ii) it is not acting on behalf of, or for the benefit of, nor does it intend transferring any Participating Shares which it may hold from time to time to, any person who is not an Eligible Investor; and (iii) it will notify the Fund immediately in the event that it becomes aware that it, or any person for whom it holds the Participating Shares, has ceased to be an Eligible Investor;

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(g)	represents and warrants that: (i) it is not a “US person” within the meaning of Rule 902 of Regulation S promulgated under the US Securities Act of 1933, as amended and falls within the definition of “Non-US person” in Regulation 4.7 promulgated under the US Commodity Exchange Act, as amended; (ii) all offers to acquire the Participating Shares were made to or by the Subscriber while the Subscriber was outside the United States, and the Subscriber’s request to acquire the Participating Shares originated while the Subscriber was outside of the United States; (iii) it will notify the Fund immediately: (1) if it becomes a US person or is no longer a Non- US person; or (2) it becomes aware that the person for whom it holds the Participating Shares has become a US person or is no longer a Non-US person; and (iv) neither the Participating Shares nor any interest therein will be transferred within the United States, its territories or possessions;

(h)	represents and warrants that: (i) it is not a benefit plan investor[1] and is not investing in the Fund on behalf of a benefit plan investor; and (ii) the subscription amount does not constitute the assets of an employee benefit plan for the purposes of the US Employee Retirement Income Security Act of 1974 or a “Plan” within the meaning of the US Internal Revenue Code of 1986;

(i)	represents and warrants that: (i) it is neither a member of the public in Hong Kong nor a person resident/domiciled in Hong Kong; or (ii) it is a member of the public in Hong Kong or a person resident/domiciled in Hong Kong and it is an employee of the Company or a member of the Company or any of its subsidiaries and have been warned and is aware that the contents of this Subscription Agreement have not been reviewed by any regulatory authority in Hong Kong and it has been advised (a) to exercise caution in relation to the offer of the Participating Shares and (b) that if it is in any doubt about any of the contents of this Subscription Agreement, to obtain independent professional advice; or (iii) it is a person resident/domiciled in Hong Kong and is a Professional Investor as defined in the Securities (Chapter 571 of the Laws of Hong Kong) and Futures Ordinance and Securities and Futures (Professional Investor) Rules (Chapter 571D of the Laws of Hong Kong);

(j)	represents, warrants and acknowledges that it is acquiring the Participating Shares for its own account or is acquiring the Participating Shares for an account with respect to which it exercises sole investment discretion and has the authority to make, and does make, the acknowledgements, representations and agreements contained in this subscription agreement and that it (and any such account) is outside the United States acting on a discretionary basis for non-US beneficial owners (other than an estate or trust), and is acquiring the Participating Shares in an offshore transaction in reliance upon Regulation S under the US Securities Act and it is not purchasing the Participating Shares for the account of another person who is resident of or located in the United States unless: (i) the instruction to purchase was received from a person outside the United States; and (ii) the person giving such instruction has confirmed that it: (a) has the authority to give such instruction; and (b) either (x) has investment discretion over such account or (y) is an investment manager or investment company that, in the case of (x) and (y), is purchasing the Participating Shares in an “offshore transaction” within the meaning of Regulation S under the US Securities Act; represents and warrants that it is acquiring the Participating Shares for investment purposes only and not with a view to distributing or reselling such Participating Shares in whole or in part;

1A “benefit plan investor” includes (i) an employee benefit plan that is subject to the provisions of Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (ERISA), (ii) a “plan” that is not subject to the provisions of Title I of ERISA , but that is subject to the prohibited transaction provisions of Section 4975 of the U.S. Internal Revenue Code of 1986, such as individual retirement accounts and certain retirement plans for self-employed individuals; and (iii) a pooled investment fund whose assets are treated as “plan assets” under section 3(42) of ERISA and any regulations promulgated thereunder because “employee benefits plans” or “plans” hold 25 per cent or more of any class of equity interest in such pooled investment fund.

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(k)	represents and warrants that it is not subject to any law, regulation or judicial or governmental order, judgment or decree requiring it to disclose any information or materials (whether or not confidential information) relating to the Fund to any person(s) and it is not required by any law, regulation or judicial or governmental order, judgment or decree or any agreement or contract to obtain any consent or approval prior to agreeing to be bound by the confidentiality provisions of the Memorandum. The Subscriber represents and warrants that except as previously disclosed in writing to the Fund, it has taken all actions and obtained all consents necessary to enable it to comply with the provisions of the Memorandum related to confidential information. The Subscriber agrees that it will not use any confidential information it receives for any purpose other than monitoring and evaluating its investment in the Fund;

(l)	represents and warrants that it is acquiring the Participating Shares for investment purposes only and not with a view to distributing or reselling such Participating Shares in whole or in part;

(m)	consents to the recording by the Fund and/or any of its delegates or agents of telephone conversations with the Subscriber and agrees that any such recordings may be submitted in evidence in any proceedings relating to this application or relating to the Fund;

(n)	agrees that it shall not duplicate or provide copies of the Articles, the Memorandum or this Subscription Agreement to any persons other than the Subscriber’s legal, tax and financial advisers;

(o)	represents and warrants that the information given in Part A and Schedule 1 is true, accurate and complete in all respects and agrees to notify the Fund promptly of any change with respect to any information given in this Subscription Agreement or if any of the confirmations, warranties, representations, declarations or statements in this Subscription Agreement are no longer true, accurate and complete in all respects;

(p)	agrees that it will, if requested to do so, provide such certifications, documents or other evidence as the Fund and/or any of its delegates or agents may reasonably require: (i) to verify such information; and/or (ii) to substantiate the confirmations, warranties, representations, declarations or statements contained in this Subscription Agreement, and/or (iii) in connection with its holding of Participating Shares;

(q)	understands that its investment in the Fund cannot be withdrawn except by way of redemption of Participating Shares in accordance with the terms of the Memorandum and that redemption proceeds paid on the redemption of Participating Shares will be paid into the account from which the Subscriber’s subscription monies were received unless the Fund agrees otherwise;

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(r)	understands, acknowledges and agrees that the Fund may amend the Memorandum in the circumstances, and in accordance with the terms, set out in the Memorandum and that any such amendment will apply to the Subscriber and in respect of any Participating Shares issued pursuant to this Subscription Agreement;
(s)	understands and acknowledges that: (i) from time to time the Fund may enter into agreements with certain prospective or existing holders of Participating Shares, under which those holders receive advantages not appearing in the Memorandum; (ii) the Fund is not required to notify other shareholders of the rights granted by, and/or terms of, any such agreements; (iii) nor is the Fund obliged to offer such rights or terms to the Subscriber or other shareholders;

(t)	understands and acknowledges that: (i) although Participating Shares will not be issued until the relevant Subscription Day, subscription monies received by the Fund are deposited directly into an account in the name of the Fund; and (ii) neither the Fund nor any delegate or agent of the Fund will be liable to the Subscriber for any loss or damage howsoever arising out of or in relation to the deposit and or release of subscription monies prior to the issue of Participating Shares; and

(u)	agrees that it shall not present a petition to wind up the Fund on a just and equitable basis in the Grand Court of the Cayman Islands or make any other equivalent application before the courts of any other jurisdiction in connection with the realisation of the assets of the Fund in anticipation of the termination of the business of the Fund as contemplated by the Memorandum and the Articles.

1.2	For the purposes of this Subscription Agreement, “Tax Information Exchange Obligations” means the obligations imposed on the Fund to gather and disclose to the competent authorities information relating to investors in the Fund under:

(a)	the United States Foreign Account Tax Compliance Act provisions enacted under the United States Hiring Incentives to Restore Employment Act and any guidance, or regulations relating thereto;

(b)	any other legislation, regulations or guidance enacted in any jurisdiction which seeks to implement similar tax reporting, tax information exchange, reporting and/or withholding tax regimes (including the OECD Multilateral Competent Authority Agreement);

(c)	any intergovernmental agreement between the Cayman Islands (or any Cayman Islands government body) and the U.S. or any other jurisdiction (including any government bodies in any other such jurisdiction), entered into, in order to comply with, facilitate, supplement or implement the legislation, regulations or guidance described in (a) and (b), including the OECD Multilateral Competent Authority Agreement; and

(d)	any legislation, regulations or guidance in the Cayman Islands that give effect to the foregoing.

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1.3	The Fund is required to comply with the provisions of Tax Information Exchange Obligations. In this regard, the Subscriber acknowledges and agrees that:

(a)	the Subscriber is required to complete and deliver to the Administrator the Tax Information Authority self-certification form enclosed with Schedule 1 of this Subscription Agreement. The Subscriber may also be required to provide such additional information as the Administrator and/or the Fund may reasonably require from time to time in order to ensure its ongoing compliance with its Tax Information Exchange Obligations;

(b)	if the Subscriber provides information or documentation that is in anyway misleading or inaccurate or if the Subscriber fails to provide information or documentation as may be requested from time to time, (whether or not such action or inaction leads to compliance failures by the Fund, or a risk of the Fund or its investors being subject to withholding tax or other penalties), the Fund may take any action and/or pursue any remedies available to the Fund including, without limitation, compulsory redemption of the Subscriber’s Participating Shares and may deduct from any redemption proceeds in respect of the Participating Shares so redeemed, any liabilities, costs, expenses or taxes arising (directly or indirectly) from such action or inaction. The Fund may also be required to treat the Subscriber’s interest in the Fund as a reportable account in order to comply with its Tax Information Exchange Obligations;

(c)	the Subscriber waives, and/or shall cooperate with the Fund to obtain a waiver of, the provisions of any law which prevent compliance by the Fund with its obligations under Tax Information Exchange Obligations, including, without limitation, those laws which prohibit the disclosure by the Fund, or by any of its agents, of the information or documentation requested from the Subscriber pursuant to paragraph (b); or prohibit the reporting of financial or account information by the Fund or its duly authorized agents or delegates required pursuant to the Tax Information Exchange Obligations;

(d)	if the Subscriber provides information and documentation that is in anyway misleading, or it fails to provide the Fund or its agents or delegates with the information and documentation requested pursuant to paragraph (a), (whether or not such action or inaction leads to compliance failures by the Fund, or a risk of the Fund or its investors being subject to withholding tax or other penalties), the Fund reserves the right:

(a)	to take any action and/or pursue all remedies at the Fund’s disposal including, without limitation, compulsory redemption of the Subscriber’s Participating Shares in full or in part; and

(b)	to hold back from any redemption proceeds in respect of Participating Shares so redeemed, any liabilities, costs, expenses or taxes arising (directly or indirectly) from such action or inaction; and

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(e)	the Subscriber shall have no claim against the Fund, or its agents or delegates, for any form of damages or liability as a result of actions taken or remedies pursued by or on behalf of the Fund in order to comply with the Tax Information Exchange Obligations (or any other withholding or information reporting laws) or avoid any withholding.

1.4	The Subscriber acknowledges and consents that the Fund and/or the Manager may disclose to each other, to any regulatory body or any other service provider to the Fund in any jurisdiction, including those outside of the Cayman Islands, copies of the Subscriber’s subscription application and any information, certifications or documentation, including of a confidential nature, provided by the Subscriber to the Fund and/or the Manager. Any such disclosure shall not be treated as a breach of any restriction upon the disclosure of information imposed on such person by law or otherwise.

1.5	The Subscriber hereby indemnifies the Fund and each of its agents and delegates and each of their respective principals, members, managers, officers, directors, stockholders, employees and agents (the TIEO Indemnified Party) and holds them harmless from and against any withholding and any Tax Information Exchange Obligations (or other withholding or information reporting) related liability, action, proceeding, claim, demand, costs, damages, expenses (including legal expenses) penalties or taxes whatsoever which a TIEO Indemnified Party may suffer or incur as a result of any action or inaction (directly or indirectly) of the Subscriber (or any related person) described in paragraph 1.3 above. This indemnification shall survive the Subscriber’s death or disposition of its Participating Shares.

1.6	Each representation, warranty, covenant and acknowledgement contained in this Subscription Agreement shall:

(a)	survive the execution and delivery of this Subscription Agreement and the issue of Participating Shares to the Subscriber; and

(b)	be deemed to be reaffirmed by the Subscriber at any time it purchases or otherwise acquires Participating Shares.

2	Anti-money laundering

2.1	The Subscriber acknowledges that, in order to comply with measures aimed at the prevention of money laundering and terrorism, the Fund and/or any of its delegates or agents, may require verification of the identity of the Subscriber and the source of the Subscriber’s subscription monies before this application can be processed. The Subscriber undertakes to provide: (a) such information and documentation as the Fund and/or any of its delegates or agents may request to verify its identity in compliance with applicable anti- money laundering laws and regulations; and (b) any further information and documentation as the Fund and/or any of its delegates or agents may request from time to time to ensure ongoing compliance with applicable laws and regulations. The Subscriber acknowledges that neither the Fund nor any of its delegates or agents shall be liable for any loss arising as a result of a failure to process the Subscriber’s application for Participating Shares if such information and documentation as has been requested has not been provided by the Subscriber. The Subscriber agrees to indemnify and hold harmless the Fund and its delegates and agents against any loss incurred by them due to such information and documentation as has been requested not being provided by the Subscriber.

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2.2	The Subscriber represents, warrants and covenants that it is not, nor is any person or entity controlling, controlled by or under common control with the Subscriber, acting, directly or indirectly (“Related Person”): (a) in contravention of any applicable laws and regulations, including anti-money laundering regulations or conventions; (b) on behalf of terrorist or terrorist organisations, including those persons or entities that are included on the List of Specially Designated Nationals and Blocked Persons maintained by the US Treasury Department’s Office of Foreign Assets Control (OFAC); and (c) as trustee, agent, representative or nominee for a foreign shell bank[2].

2.3	The Subscriber represents and warrants that it is not, and to the extent the Subscriber is acting as agent or nominee in connection with this investment, or otherwise has any beneficial owners, such beneficial owners are not (i) a person who is or has been entrusted with prominent public functions by a foreign country, for example a Head of State or of government, senior politician, senior government, judicial or military official, senior executive of a state owned corporation, and important political party official; (ii) a person who is or has been entrusted domestically with prominent public functions, for example a Head of State or of government senior politician, senior government, judicial or military official, senior executives of a state owned corporation and important political party official; nor (iii) a person which is or has been entrusted with a prominent function by an international organisation like a member of senior management, such as a director, a deputy director and a member of the board or equivalent functions, (including (y) any company clearly related to them and any individuals who are related to the first named person directly or through marriage or similar (civil) forms of partnership and (z) close associates being individuals who are closely connected to the first named person either socially or professionally, hereinafter collectively referred to as a “PEP”). If the Subscriber or any of its beneficial owners is a PEP, the Directors, after being specifically notified by the Subscriber in writing that such circumstance exists, shall conduct further enhanced due diligence (in accordance with section 30 of the Anti-Money Laundering Regulations (as revised) and otherwise) and determine if the Subscriber shall be permitted to invest in the Fund.

2.4	The Subscriber understands and agrees that the Fund prohibits the investment of funds by those persons or entities that are included on any lists maintained by the U.S. Treasury Department’s Office of Foreign Assets Control (OFAC Lists), the US Department of the Treasury’s Financial Crimes Enforcement Network (FinCEN), the United Nations (UN) Security Council, or named pursuant to European Union (EU) and/or United Kingdom (UK) Regulations (as the latter are extended to the Cayman Islands by Her Majesty’s Government of the United Kingdom by Orders in Council), (B) operationally based or domiciled in a country or territory in relation to which sanctions imposed by the UN, OFAC, FinCEN, the EU and/or the UK apply, (C) otherwise subject to sanctions imposed by the UN, OFAC, FinCEN, the EU or the UK (including as the latter are extended to the Cayman Islands by Her Majesty’s Government of the United Kingdom by Orders in Council or (D) any shell bank, (collectively, a Sanctions Subject)) (and for the avoidance of doubt, the Subscriber acknowledge and agree that should any investment made on behalf of the Fund subsequently become subject to applicable sanctions, the Fund may immediately and without notice to the Subscriber to inform the Cayman Islands Financial Reporting Authority, freeze the subscriber’s accounts, monies, or economic resources, and to cease any further dealings with that investment until the applicable sanctions are lifted or a licence is obtained under applicable law to continue such dealings (a Sanctioned Investment Event). Should a Sanctioned Investment Event occur, the Fund may exercise its powers to appropriately address this to which the Subscriber acknowledge and understand). The Subscriber acknowledges and agrees that (i) should it or a Related Person be, or become at any time during its investment in the Fund, a Sanctions Subject, the Fund may immediately and without notice to the Subscriber cease any further dealings with the Subscriber and/or the Subscriber’s Shares in the Fund until it ceases to be a Sanctions Subject or a licence is obtained under applicable law to continue such dealings (a Sanctioned Persons Event), and (ii) the Fund and its delegates or the relevant service providers shall have no liability whatsoever for any liabilities, costs, expenses, damages and/or losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of revenue, loss of reputation and all interest, penalties and legal costs and all other professional costs and expenses) incurred by the Subscriber as a result of a Sanctioned Persons Event.

2 an institution that accepts currency for deposit and that (i) has no physical presence in the jurisdiction in which it is incorporated or in which it is operating, as the case may be; and (ii) is unaffiliated with a regulated financial group that is subject to consolidated supervision (known as a “shell bank”)

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2.5	The Subscriber represents, warrants and covenants that to the extent the Subscriber has any beneficial owners: (a) it has carried out thorough due diligence to establish the identities of such beneficial owners; (b) based on such due diligence, the Subscriber reasonably believes that no beneficial owner is a Sanctions Subject; (c) it holds the evidence of the identities and status of its beneficial owners and will maintain all such evidence for at least five years from the date of the Subscriber’s complete redemption from the Fund; and (d) it will make available such evidence and any additional evidence that the Fund may require upon request in accordance with applicable regulations.

2.6	If any of the representations, warranties or covenants in clause 2.2 to clause 2.5 ceases to be true or if the Fund no longer reasonably believes that it has satisfactory evidence as to their truth, notwithstanding any other agreement to the contrary, the Fund may, in accordance with applicable regulations, be obligated to: (a) take certain actions relating to the Subscriber’s holding of Participating Shares; (b) report such action; and (c) disclose the Subscriber’s identity to OFAC or other authority. In the event that the Fund is required to take any such action, the Subscriber understands and agrees that it shall have no claim against the Fund for any form of damages as a result of any of such actions.

2.7	The Subscriber acknowledges and understands that if, as a result of any information or other matter which comes to his attention, any person resident in the Cayman Islands (including the Fund, its directors and the Administrator) knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism, terrorist financing or terrorist property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Law (Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police constable not below the rank of inspector, or the Financial Reporting Authority, pursuant to the Terrorism Law (Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property; and such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

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2.8	Where this application is made as trustee, custodian, nominee or otherwise on behalf of another person or persons, the Subscriber warrants that it has carried out reasonable verification checks on and obtained sufficient evidence as to the identity of such person or persons on whose behalf the Subscriber shall be holding the Participating Shares so as to satisfy the Subscriber of the provenance and legitimacy of the source of funds used to subscribe for the Participating Shares and has otherwise complied with the laws and regulations relating to anti-money laundering procedures that are applicable in the jurisdiction where such Participating Shares are offered or distributed and the Subscriber acknowledges that in applying to be registered owner of the Participating Shares on such person’s or persons’ behalf the Subscriber is confirming that it is satisfied as to the identity of the underlying beneficial holder(s) and the provenance and legitimacy of the funds being used to subscribe for the Participating Shares.

2.9	Legislation currently applicable to the Fund and the Administrator requires that, as part of compliance thereto, certain documents must be monitored to ensure that they are timely and up-to-date. The Subscriber acknowledges that, in order to comply with this requirement, the Administrator and/or the Manager will require that certain documents are delivered by the Subscriber to the Administrator and/or the Manager on a periodic basis. The Administrator and/or the Manager may contact the Subscriber to request such documents, and, by signing the Subscription Agreement, the Subscriber hereby confirms that it will provide the documents so requested on a timely basis. The Subscriber further acknowledges that failure to provide such documents could result in delays during the redemption process, as monies may not be remitted to the Subscriber until all requested documents are received and approved by the Administrator and/or the Manager.

2.10	Further, if subsequent investments are made, the source of funds will need to be re- established, and failure to provide adequate information to the Administrator and/or the Manager could result in delays during the redemption process similar to those outlined in the preceding sentence.

3	Instructions and communications

3.1	Any notice to be given by the Subscriber to the Fund whether pursuant to this Subscription Agreement or otherwise should be delivered to:

Innovest Energy Fund

Address: c/o Innovest Asset Management Limited

Unit B, 17/F, United Centre

95 Queensway, Admiralty, Hong

Email: am@innovest.com.hk

with a scanned copy by email to the Administrator:

Aurora Fund Services (Asia) Limited

Email: operations@aurorafs.asia

Attention: Investor Services

Subject: Innovest Energy Fund

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3.2	The Subscriber authorises and instructs the Fund and its delegates and agents to accept and execute any instructions in respect of the Participating Shares to which this application relates given by the Subscriber in writing or by email. If instructions are given by email the Subscriber undertakes to send the original written instructions to the Fund and agrees to keep each of the Fund and its delegates and agents indemnified against any loss of any nature whatsoever arising to any of them as a result of any of them acting upon email instructions.

3.3	The Subscriber acknowledges that the Fund and its delegates and agents may rely conclusively upon and shall incur no liability in respect of any action taken upon any notice, consent, request, instructions or other instrument believed in good faith to be genuine and to be signed by properly authorised persons.

3.4	The Fund is required to deliver certain correspondence and documents to shareholders including but not limited to, account statements, updates to the Memorandum, notices, annual audited financial statements and regulatory communications (collectively, Investor Communications). The Fund will deliver Investor Communications to the Subscriber in the manner requested by the Subscriber in Part A of this Subscription Agreement. The Subscriber may at any time upon written notice to the Fund change the manner in which Investor Communications are delivered to the Subscriber.

3.5	If the Subscriber chooses to receive Investor Communications by email, the Subscriber acknowledges and agrees that:

(a)	the Fund may deliver any document as an attachment (which may be in Adobe’s Portable Document Format (PDF) or such other format as the Fund may determine) to an email or by posting the document on a password protected website and notifying the Subscriber of its availability through an email;

(b)	email messages are not secure and may contain computer viruses or other defects, may not be accurately replicated on other systems, or may be intercepted, deleted or interfered with without the knowledge of the sender or the intended recipient;

(c)	neither the Fund nor any of its delegates or agents will be liable for any interception or non delivery of Investor Communications sent by email;

(d)	it will be solely responsible for notifying the Fund in writing of any change in its email address and that the Fund may not seek to verify or confirm the Subscriber’s email address as provided; and

(e)	the Fund may intercept, monitor and retain e-mail messages to and from its systems as permitted by applicable law.

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4	Data Protection

4.1	The Subscriber acknowledges that information supplied on this Subscription Agreement, including copies of the Subscriber’s application/documents and any information concerning the Subscriber, whether provided by the Subscriber to the Fund, the Administrator and/or the Manager or otherwise, including details of the Subscriber’s holdings in the Fund, historical and pending transactions in the Participating Shares and the values thereof and otherwise in connection with the Subscriber’s subscription for Participating Shares (collectively Personal Information) may be held by the Fund, the Manager and/or the Administrator and may be used for the purpose of:

(a)	processing the Subscriber’s subscription for Participating Shares and completion of information on the register of Shareholders;

(b)	carrying out the Subscriber’s instructions or responding to any enquiry purporting to be given by the Subscriber or on behalf of the Subscriber;

(c)	dealing in any other matters relating to the Subscriber’s holding of Participating Shares (including the mailing of reports or notices); and/or

(d)	observing any legal, governmental or regulatory requirements of any relevant jurisdiction (including the Data Protection Law of the Cayman Islands (DPL) as amended, extended, re-enacted or consolidated from time to time or any other disclosure or notification requirements to which any recipient of the data is subject).

4.2	The Subscriber acknowledges and agrees that, subject to the requirements of applicable law relating to personal information, the Fund, the Manager and the Administrator may:

(a)	retain Personal Information after the Subscriber has redeemed or transferred all of its Participating Shares and after the termination of the Fund;

(b)	maintain Personal Information on computer systems based or maintained in such places as the Fund, the Administrator and/or the Manager determines, which may be in countries that have not enacted data protection legislation;

(c)	disclose and transfer Personal Information, by any method including electronically and/or by making available the original or a copy of the Subscription Agreement itself, to any of its employees, officers, directors, agents and/or affiliates, any other service provider to the Fund (including banks and/or brokers of the Fund), to any investment vehicle (including its administrator) that the Fund may invest, any counterparty, any regulatory body in any applicable jurisdiction to which any of the Fund, the Administrator and/or the Manager is or may be subject, or to any third party employed to provide administrative, computer or other services or facilities to any person to whom data is disclosed or transferred as aforesaid;

(d)	disclose Personal Information where such disclosure is required by any law or order of any court or pursuant to any direction, request or requirement (whether or not having the force of law) of any central bank or governmental or other regulatory or taxation authority (including, without limitation, the Cayman Islands Monetary Authority or the Tax Information Authority) or if, in consultation with the Manager, the Fund deems it necessary to protect or preserve the assets of the Fund;

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(e)	disclose Personal Information where such disclosure is required by a potential service provider to the Fund to allow such service provider to complete any pre- appointment due diligence or other requirements it may have; and

(f)	disclose and transfer Personal Information, by any method including electronically and/or by making available the original or a copy of the Subscription Agreement itself, to the Directors, the Administrator, the Manager and/or the professional advisers of the Directors, the Administrator and/or Manager.

Please tick (“[  ]”)the box below to confirm you consent to the transfer of data to countries which do not provide an “adequate level of protection” as described in the Cayman Islands.

I/We consent to the transfer of my data to countries which do not provide an “adequate level of protection” as described in the Cayman Islands.

I/We do not consent to the transfer of my data to any country which does not provide an “adequate level of protection” as described in the Cayman Islands. We do however agree to the transfer of data to such countries to the extent necessary for the performance of this Application Form, including without limitation, where the Administrator, and its Sub-Administrator, delegates and agents are part of a larger corporate group or the Administrator and its Sub-Administrator delegates and agents transfer data for anti-money laundering or other compliance purposes.

Any such disclosure, use, storage or transfer shall not be treated as a breach of any restriction upon the disclosure, use, storage or transfer of information imposed on any such person by law or otherwise.

4.3	The Subscriber acknowledges and agrees that the provision of the Personal Information is voluntary. However, failure to supply the Personal Information may result in the Fund, the Manager, the Administrator and the service providers of the Fund being unable to accept and/or process my/our application for Shares or to provide related services in connection with my/our subscription for Shares and/or as shareholder(s) of the Fund. The Subscriber agrees to the terms of the Privacy Notice in Schedule 2 and agrees to the processing of its Personal Information accordingly.

4.4	The Subscriber further acknowledges and agrees with the provisions in Schedule 3 titled “Privacy Notice for Data Protection Law” outlining the Fund’s use of the Subscriber’s Personal Information and access to Personal Information held by or on behalf of the Fund.

4.5	All such Personal Information may be retained until the expiration of the term of the Fund or after the Subscriber’s Shares have been redeemed; compulsorily redeemed; or transferred in accordance with applicable laws including the DPL.

4.6	A Subscriber who is an individual, has the right of access to, and to update, their Personal Information records (whether held on computer files or manually) held by the Administrator and/or the Manager. Requests should be made in writing to the Manager at the address set out in the Memorandum.

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4.7	In the case of discovery of a Personal Data breach, the Fund shall notify the Subscriber and the Cayman Islands’ Ombudsman of the data breach in question.

5	Limit of liability and indemnity

5.1	The Subscriber agrees to indemnify and keep indemnified the Fund, the Manager, the Administrator and their delegates and agents and their respective affiliates, principals, members, officers, directors, shareholders, employees and agents (each, an Indemnified Party), from and against any and all costs, claims, demands, liabilities, expenses, damages or losses including, without limitation, consequential losses and loss of profit and all interest, penalties and legal and other professional costs and expenses due to, or arising out of, breach of any of the representations, warranties, covenants or agreements by the Subscriber contained in this Subscription Agreement.

5.2	Any Indemnified Party, TIEO Indemnified Party or other identifiable person who is not a party to this Subscription Agreement may enforce any rights granted to it pursuant to this Subscription Agreement in its own right as if it was a party to this Subscription Agreement. Except as expressly provided in the foregoing sentence, a person who is not a party to this Subscription Agreement shall not have any rights under the Contracts (Rights of Third Parties) Law (Revised) to enforce any term of this Subscription Agreement. Notwithstanding any term of this Subscription Agreement, the consent of or notice to any person who is not a party to this Subscription Agreement shall not be required for any termination, rescission or agreement to any variation, waiver, assignment, novation, release or settlement under this Subscription Agreement at any time.

6	Power and authority

6.1	If the Subscriber is an entity: The person executing this Subscription Agreement for the Subscriber represents and warrants that he or she is duly authorised to do so and the Subscriber has the full power and authority under its governing instruments to acquire the Participating Shares. The Subscriber represents and warrants that: (a) it is duly organised, validly existing and in good standing under the laws of its jurisdiction of organisation; (b) the execution and delivery of this Subscription Agreement and performance by it of its terms: (i) are within its powers and have been duly authorised by all necessary actions on its behalf; (ii) require no action by or in respect of, or filing with, any governmental body, agency or official (except as disclosed in writing to the Fund); and (iii) do not contravene, or constitute a breach of or default under any provision of applicable law or governmental rule, regulation or policy statement or of its certificate of incorporation or other comparable organisational documents or any agreement, judgment, injunction, order, decree or other instrument binding upon it; and (c) this Subscription Agreement constitutes a valid and binding agreement of the Subscriber and is enforceable against the Subscriber in accordance with its terms.

6.2	If the Subscriber is acting as trustee, agent, representative or nominee for another person or entity (a Beneficial Owner): The Subscriber understands and acknowledges that the representations, warranties and agreements made in this Subscription Agreement are made by the Subscriber: (i) with respect to the Subscriber; and (ii) with respect to the Beneficial Owner. The Subscriber represents and warrants that it has all requisite power and authority from the Beneficial Owner to execute and perform the obligations under this Subscription Agreement. The Subscriber agrees to indemnify the Fund from and against any and all costs, fees and expenses (including legal fees and disbursements) in connection with any damages resulting from any misrepresentation or misstatement by the Subscriber contained in this Subscription Agreement, or the improper assertion of the Subscriber’s proper authorisation from the Beneficial Owner to enter into this Subscription Agreement or perform its obligations.

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6.3	If the Subscriber is an individual: The Subscriber represents and warrants that: (a) this Subscription Agreement constitutes a valid and binding agreement of the Subscriber and is enforceable against the Subscriber in accordance with its terms; and (b) the Subscriber has legal competence and capacity to execute the Subscription Agreement.

7	General

7.1	In this Subscription Agreement:

(a)	a reference to a statute includes references to that statute as amended or re- enacted and to other statutes that modify its application as well as references to any subordinate legislation made or to be made under that statute;

(b)	unless otherwise defined, capitalised terms have the meanings given to them in the Memorandum;

(c)	headings are included for convenience only and shall not affect the interpretation of this Subscription Agreement;

(d)	the singular includes the plural and vice versa;

(e)	any gender includes the other genders;

(f)	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(g)	references to any, document or agreement are to be construed as references to such document or agreement as is in force for the time being and as amended, varied, supplemented, substituted or novated from time to time;

(h)	a person includes all legal persons and natural persons and a legal person includes all forms of corporate entity and any other person having capacity to act in its own name created by or in accordance with the laws or regulations of any jurisdiction; and

(i)	any reference to a Clause or a Schedule is, unless the context otherwise requires, a reference to a clause of, or a schedule to, this Agreement.

7.2	The Schedules to this Subscription Agreement form part of the Subscription Agreement.

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7.3	If the Subscriber comprises more than one person, all representations, warranties, acknowledgements, undertakings and agreements by the Subscriber binds those persons jointly and each of them individually, and all benefits in favour of the Subscriber benefits those persons jointly and each of them individually.

7.4	This Subscription Agreement is binding on the Subscriber and its successors and permitted assigns and enures for the benefit of the successors and assigns of the Fund.

7.5	This Subscription Agreement survives the acceptance of the subscription.

7.6	This Subscription Agreement may not be assigned in whole or in part by the Subscriber without the consent of the Directors.

7.7	If a provision of this Subscription Agreement is invalid or unenforceable under any applicable law, it is inoperable to that extent and its invalidity or inoperability does not affect any other provision of this Subscription Agreement.

7.8	The Subscriber acknowledges and agrees that any notations, alterations, strike-outs, addenda, inserts or verbiage purporting to amend the terms of this Subscription Agreement shall not be effective unless explicitly agreed to by the Fund or its agents. Absent explicit agreement, the issuance of a trade confirmation or contract note shall not be construed as the Fund’s acceptance or agreement to any such purported amendments.

8	Rights of Third Parties.

8.1	A person who is not a party to this Subscription Agreement has no right under the Contracts (Rights of Third Parties) Law (Revised) (the Third Party Rights Law) to enforce directly any term of this Subscription Agreement save that, the Indemnified Party and the TIEO Indemnified Party may enforce directly their rights pursuant to clause 5 of this Subscription Agreement subject to and in accordance with the provisions of the Third Party Rights Law. Notwithstanding any other term of this Subscription Agreement, the consent of any person who is not a party to this Subscription Agreement (including, without limitation, the Indemnified Party) is not required for any termination, rescission or agreement to any variation, waiver, assignment, novation, release or settlement under this Agreement at any time.

9	Governing law and jurisdiction

9.1	This Subscription Agreement shall be governed by, and shall be construed in accordance with, the laws of the Cayman Islands. Each party irrevocably agrees to submit to the non- exclusive jurisdiction of the courts of the Cayman Islands in respect of any claim or matter arising under or in connection with this Subscription Agreement.

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SCHEDULE 1

CAYMAN ISLANDS TAX INFORMATION AUTHORITY SELF-CERTIFICATIONS

Individual Self-Certification

Instructions for completion

We are obliged under the Tax Information Authority Law, the Regulations, and Guidance Notes made pursuant to that Law, and treaties and intergovernmental agreements entered into by the Cayman Islands in relation to the automatic exchange of information for tax matters (collectively “AEOI”), to collect certain information about each account holder’s tax status. Please complete the sections below as directed and provide any additional information that is requested. Please note that we may be obliged to share this information with relevant tax authorities. Terms referenced in this Form shall have the same meaning as applicable under the relevant Cayman Islands Regulations, Guidance Notes or international agreements.

If any of the information below regarding your tax residence or AEOI classification changes in the future, please ensure you advise us of these changes promptly. If you have any questions about how to complete this Form, please contact your tax adviser.

Please note that where there are joint account holders each investor is required to complete a separate Self-Certification form.

Section 1: Account Holder Identification

/ /
Account Holder Name	Date of Birth (dd/mm/yyyy)	Place and Country of Birth

Permanent Residence Address:

Number & Street		City/Town

State/Province/County	Post Code	Country

Mailing address (if different from above):

Number & Street		City/Town

State/Province/County	Post Code	Country

Section 2: Declaration of U.S. Citizenship or U.S. Residence for Tax purposes

Please tick either (a) or (b) or (c) and complete as appropriate.

(a) [  ] I confirm that I am a U.S. citizen and/or resident in the U.S. for tax purposes (green card holder or resident under the substantial presence test) and my U.S. federal taxpayer identifying number (U.S. TIN) is as follows:

(b) [  ] I confirm that I was born in the U.S. (or a U.S. territory) but am no longer a U.S. citizen as I have voluntarily surrendered my citizenship as evidenced by the attached documents.

(c) [  ] I confirm that I am not a U.S. citizen or resident in the U.S. for tax purposes.

Complete section 3 if you have non-U.S. tax residences.

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Section 3: Declaration of Tax Residency (other than U.S.)

I hereby confirm that I am, for tax purposes, resident in the following countries (indicate the tax reference number type and number applicable in each country).

Country/countries of tax residency	Tax reference number type	Tax reference number

Please indicate not applicable if jurisdiction does not issue or you are unable to procure a tax reference number or functional equivalent. If applicable, please specify the reason for non-availability of a tax reference number:

Section 4: Declaration and Undertakings

I declare that the information provided in this form is, to the best of my knowledge and belief, accurate and complete. I undertake to advise the recipient promptly and provide an updated Self-Certification form within 30 days where any change in circumstances occurs which causes any of the information contained in this form to be inaccurate or incomplete. Where legally obliged to do so, I hereby consent to the recipient sharing this information with the relevant tax information authorities.

I acknowledge that it is an offence to make a self-certification that is false in a material particular.

Signature:
Date (dd/mm/yyyy):	/ /

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Entity Self-Certification

Instructions for completion

We are obliged under the Tax Information Authority Law, the Regulations, and Guidance Notes made pursuant to that Law, and treaties and intergovernmental agreements entered into by the Cayman Islands in relation to the automatic exchange of information for tax matters (collectively “AEOI”), to collect certain information about each account holder’s tax status. Please complete the sections below as directed and provide any additional information that is requested. Please note that we may be obliged to share this information with relevant tax authorities. Terms referenced in this Form shall have the same meaning as applicable under the relevant Cayman Islands Regulations, Guidance Notes or international agreements.

If any of the information below regarding your tax residence or AEOI classification changes in the future, please ensure you advise us of these changes promptly. If you have any questions about how to complete this Form, please refer to accompanying guidelines for completion or contact your tax adviser.

PART I: General

Section 1: Account Holder Identification

GREENPRO RESOURCES LIMITED	BRITISH VIRGIN ISLANDS
Legal Name of Entity/Branch	Country of incorporation/organisation

Current Residence or Registered Address:

OMC CHAMBERS, WICKHAMS CAY 1, ROAD TOWN, TORTOLA,
Number & Street		City/Town BRITISH VIRGIN ISLANDS

State/Province/County	Post Code	Country

Mailing address (if different from above):

ROOM 1701-03, THE METROPOLIS TOWER, 10 METROPOLIS DRIVE,
Number & Street HUNG HOM		City/Town HONG KONG

State/Province/County	Post Code	Country

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PART II: US IGA

Section 2: U.S. Persons

Please tick and complete as appropriate.

(d)	[ ]	The entity is a Specified U.S. Person and the entity’s U.S. federal taxpayer identifying number (U.S. TIN) is as follows:

(e)	[ ]	The entity is a U.S. Person that is not a Specified U.S. Person.

Indicate exemption[3]

If the entity is not a U.S. person, please complete Section 3.

Section 3: US FATCA Classification for all Non United States Entities

Please complete this section if the entity is not a U.S. Person

3.1	If the entity is a Registered Foreign Financial Institution, please tick one of the below categories, and provide the entity’s FATCA GIIN at 3.1.1.

(a)	[ ]	Reporting Model 1 FFI
(b)	[ ]	Registered Deemed Compliant Foreign Financial Institution (other than a reporting Model 1 FFI, sponsored FFI, or non-reporting IGA FFI)
(c)	[ ]	Reporting Model 2 FFI
(d)	[ ]	Participating Foreign Financial Institution

3.1.1	Please provide your Global Intermediary Identification number (GIIN):
(if registration in progress indicate so)

3.2	If the entity is a Financial Institution but unable to provide a GIIN or has a Sponsored Entity GIIN, please complete one of the below categories:

(a)	[ ]	The Entity is a Sponsored Financial Institution (sponsored by another entity that has registered as a Sponsoring Entity) and (select one):

	i.	[ ]	has no US reportable accounts, is a Sponsored FI in a Model 1 IGA jurisdiction and therefore not required to obtain a Sponsored Entity GIIN. Please provide the Sponsoring Entity’s name and GIIN.

Sponsoring Entity’s Name:

Sponsoring Entity’s GIIN:

Cont..

[3]	Under the US IGA and in the U.S. Internal Revenue Code, Specified US Person does not include: An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37); The United States or any of its agencies or instrumentalities; A state, the District of Columbia, a possession of the United States, or any of their political subdivisions, or instrumentalities; A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i); A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i); A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state; A real estate investment trust; A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940; A common trust fund as defined in section 584(a); A bank as defined in section 581; A broker; A trust exempt from tax under section 664 or described in section 4947; or A tax-exempt trust under a section 403(b) plan or section 457(g) plan.

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ii.	[ ]	its Sponsor has obtained a Sponsored Entity GIIN on its behalf.
Please provide the Sponsoring Entity’s name and GIIN, and Sponsored Entity’s GIIN.

Sponsoring Entity’s Name:

Sponsoring Entity’s GIIN:

Sponsored Entity’s GIIN:

(b)	[ ]	The Entity is a Trustee Documented Trust. Please provide the Trustee’s name and GIIN.

Trustee’s Name:

Trustee’s GIIN:

(c)	[ ]	The Entity is a Certified Deemed Compliant, or otherwise Non-Reporting, Foreign Financial Institution (including a Foreign Financial Institution deemed compliant under Annex II of an IGA, except for a Trustee Documented Trust or Sponsored Financial Institution).

Indicate exemption:

(d)	[ ]	The Entity is a Non-Participating Foreign Financial Institution

3.3	If the entity is not a Foreign Financial Institution, please confirm the Entity’s FATCA status below:

(a)	[ ]	The Entity is an Exempt Beneficial Owner.[4]

Indicate status:

(b)	[ ]	The Entity is an Active Non-Financial Foreign Entity.[5] Indicate qualifying criteria (see Exhibit A):

(c)	[ ]	The Entity is a Direct Reporting NFFE. [6] Please provide the Entity’s GIIN.

Direct Reporting NFFE’s GIIN:

(d)	[ ]	The Entity is a Sponsored Direct Reporting NFFE. [7] Please provide the Sponsoring Entity’s name and GIIN.

Sponsoring Entity’s Name:

Sponsoring Entity’s GIIN:

Sponsored Entity’s GIIN:

(e)	[X]	The Entity is a Passive Non-Financial Foreign Entity.[8]

4	“Exempt Beneficial Owner” means any of the entities listed as such in Annex II.I of the US IGA or Section 1.1471-6 or 1.1471-6T of the U.S. Treasury Regulations. See additional notes in Exhibit A
5	See definition of Active Non-Financial Foreign Entity in Exhibit A
6	See US Treasury FATCA Regulations, 26 CFR 1.1472-1(c)(3)
7	See US Treasury FATCA Regulations, 26 CFR 1.1472-1(c)(5)
8	See definition of Passive Non-Financial Foreign Entity in Exhibit A

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If you have ticked 3.3(e) Passive Non-Financial Foreign Entity, please complete either i. OR ii. below

i.	Indicate the full name, address, and tax reference type and number of any Substantial U.S. Owners.

If the Entity has chosen to use the definition of ‘Substantial U.S. Owner’ from the U.S. Treasury Regulations in lieu of the definition of ‘Controlling Person’ as permitted under Article 4(7) of the Agreement between the Government of the Cayman Islands and the Government of the United States of America to Improve International Tax Compliance and to Implement FATCA, please complete the table below providing details of any Substantial U.S. Owners.[9]

Note: The decision to utilize the definition of ‘Substantial U.S. Owner’ in lieu of Controlling Person is only permitted with respect to PART II: US IGA.

Full Name	Full residence address	Tax reference type and number

OR

ii.	Alternatively, if you wish to use the Controlling Person definition as per the CRS definition in Exhibit B then please complete the following:

Please indicate the name of any Controlling Person(s)[10]:

Full Name of any Controlling Person(s)
LOKE CHE CHAN GILBERT
LEE CHONG KUANG

Please complete Part IV below providing further details of any ultimate Controlling Persons who are natural persons

[9]	See definition of Substantial U.S. Owner(s) in Exhibit A.
[10]	See definition of Controlling Person(s) in Exhibit A.

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PART III: Common Reporting Standard

Section 4: Declaration of All Tax Residency [repeat any residences indicated in Part II, Section 2 (US)]

Please indicate the Entity’s place of tax residence (if resident in more than one jurisdiction please detail all jurisdictions and associated tax reference number type and number).

For the purposes of the Common Reporting Standard (CRS), all matters in connection with residence are determined in accordance with the CRS and its Commentaries.

If an entity has no residence for tax purposes please indicate the jurisdiction in which its place of effective management is situated. Please indicate not applicable if jurisdiction does not issue or you are unable to procure a tax reference number or functional equivalent, and indicate the reason below.

Jurisdiction(s) of tax residency	Tax reference number type	Tax reference number (e.g. TIN)
BRITISH VIRGIN ISLANDS	N/A	N/A

If applicable, please specify the reason for non-availability of a tax reference number:

THE COUNTRY WHERE I AM LIABLE TO PAY TAX DOES NOT ISSUE TINs TO ITS RESIDENTS.

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Section 5: CRS Classification

Provide your CRS classification by checking the corresponding box(es). Note that CRS classification does not necessarily coincide with your classification for US FATCA purposes.

5.1	[ ]	If the entity is a Financial Institution[11], please tick this box and specify the type of Financial Institution in (a), (b), or (c) below[12]:

(a)	[ ]	Reporting Financial Institution under CRS. (Please note this classification only applies to a Financial Institution in a CRS Participating Jurisdiction. If the entity is a Financial Institution in a Non-Participating Jurisdiction[13] under CRS, proceed to 5.1 (c)).

OR

(b)	[ ]	Non-Reporting Financial Institution under CRS. (Please note this classification only applies to a Financial Institution in a CRS Participating Jurisdiction. If the entity is a Financial Institution in a Non-Participating Jurisdiction under CRS, proceed to 5.1 (c)). Specify the type of Non-Reporting Financial Institution below:

[ ]	Governmental Entity

[ ]	International Organization Central Bank

[ ]	Broad Participation Retirement Fund

[ ]	Narrow Participation Retirement Fund

[ ]	Pension Fund of a Governmental Entity, International Organization, or Central Bank

[ ]	Exempt Collective Investment Vehicle

[ ]	Trust whose trustee reports all required information with respect to all CRS Reportable Accounts

[ ]	Qualified Credit Card Issuer

[ ]	Other Entity defined under the domestic law as low risk of being used to evade tax.

Specify the type provided in the domestic law:

OR

[11]	See definition of Financial Institution in Exhibit B.
[12]	Where the entity is resident in a Participating Jurisdiction, use the terms as defined under the CRS regime in that Jurisdiction. Where the entity is resident in a Non-Participating Jurisdiction, definitions under the Cayman Islands CRS regime must be used.
[13]	See definition of Non-Participating Jurisdiction in Exhibit B.

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(c)	[ ]	Financial Institution resident in a Non-Participating Jurisdiction under CRS. Specify the type of Financial Institution below:

(a)	[ ]	Investment Entity managed by another Financial Institution[14] where a controlling ownership interest is held (directly or indirectly) by a company listed on a stock exchange and subject to disclosure requirements or is a majority owned subsidiary of such a company.

(b)	[ ]	Investment Entity managed by another Financial Institution (other than i. above)

Note: If you are either:

(a)	[ ]	a widely-held, regulated Collective Investment Vehicle (CIV) established as a trust; OR
(b)	[ ]	a pension fund established as a trust,

you may apply the Controlling Persons test of a legal person as per the Controlling Person definition in Exhibit B, and where simplified due diligence procedures are permitted to be applied by the Financial Institution under the applicable AML regime [15] in relation to the Account Holder and its Controlling Persons, no further information is required.

If you have ticked the box for 5.1(c) ii, and neither of the exemptions under (a) and (b) above applies, please indicate the name of the Controlling Person(s) in the table below.

Full Name of any Controlling Person(s). Please see definition in Exhibit B. (This table must not be left blank unless exemption (a) or (b) above applies)

Please also complete Part IV below providing further details of any ultimate Controlling Person(s) who are natural person(s).

(c)	Other Investment Entity (other than i. or ii. above); OR

(d)	Other Financial Institution, including a Depository Institution, Custodial Institution, or Specified Insurance Company.

[14]	The managing Financial Institution must be a Financial Institution other than an Investment Entity type b) defined within the definition of a Financial Institution in Exhibit B.
[15]	Please contact the Financial Institution to confirm whether simplified due diligence procedures under the Cayman Islands AML regime may apply to you as an Account Holder (e.g. by being a regulated pension fund in an approved jurisdiction).

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5.2	[ ]	If the entity is an Active Non-Financial Entity (“NFE”) please tick this box and specify the type of Active NFE below:

(a)	[ ]	Corporation that is regularly traded or a related entity of a regularly traded corporation.

Provide the name of the stock exchange where traded: __________________________________

If you are a related entity of a regularly traded corporation, provide the name of the regularly traded corporation:

(b)	[ ]	Governmental Entity, International Organization, a Central Bank, or an Entity wholly owned by one or more of the foregoing; OR

(c)	[ ]	Other Active Non-Financial Entity.[16] Indicate qualifying criteria (see Exhibit B):

5.3	[X]	If the entity is a Passive Non-Financial Entity please tick this box.[17]

If you have ticked this box please indicate the name of the Controlling Person(s). Please refer to the definition of Controlling Person in Exhibit B.

Full Name of any Controlling Person(s)	(must not be left blank)
LOKE CHE CHAN GILBERT
LEE CHONG KUANG

Please complete Part IV below providing further details of any ultimate Controlling Person(s) who are natural person(s).

Entity Declaration and Undertakings

I/We declare (as an authorised signatory of the Entity) that the information provided in this form is, to the best of my/our knowledge and belief, accurate and complete. I/We undertake to advise the recipient promptly and provide an updated Self- Certification form within 30 days where any change in circumstances occurs, which causes any of the information contained in this form to be inaccurate or incomplete. Where legally obliged to do so, I/we hereby consent to the recipient sharing this information with the relevant tax information authorities.

I/we acknowledge that it is an offence to make a self-certification that is false in a material particular.

Authorised Signature:		Authorised Signature:
	LOKE CHE CHAN GILBERT		LEE CHONG KUANG
Position/Title: DIRECTOR		Position/Title: : DIRECTOR

Date (dd/mm/yyyy):	11/02/2021	Date (dd/mm/yyyy):	11/02/2021

[16]	See definition of Active Non-Financial Entity in Exhibit B.
[17]	Please see the definition of Passive Non-Financial Entity in Exhibit B.

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PART IV: Controlling Persons

(please complete for each Controlling Person who is a natural person)

Section 6 – Identification of a Controlling Person

6.1	Name of Controlling Person:

Family Name or Surname(s):	LOKE
First or Given Name:	CHE CHAN GILBERT
Middle Name(s):

6.2	Current Residence Address:

Line 1 (e.g. House/Apt/Suite Name, Number, Street)	FLAT/ROOM A, 7/F LECHLER COURT,
Line 2 (e.g. Town/City/Province/County/State)	97 HIGH STREET, SAI YING PUN
Country:	HONG HONG
Postal Code/ZIP Code:

6.3	Mailing Address: (please complete if different from 6.2)

Line 1 (e.g. House/Apt/Suite Name, Number, Street)	ROOM 1701-03, THE METROPOLIS TOWER,
Line 2 (e.g. Town/City/Province/County/State)	10 METROPOLIS DRIVE, HUNG HOM,
Country:	HONG HONG
Postal Code/ZIP Code:

6.4	Date of birth[18] (dd/mm/yyyy)	28 / 03 / 1955

6.5	Place of birth[19]

Town or City of Birth	SELANGOR
Country of Birth	MALAYSIA

6.6	Please enter the legal name of the relevant entity Account Holder(s) of which you are a Controlling Person

Legal name of Entity 1	GREENPRO RESOURCES LIMITED
Legal name of Entity 2
Legal name of Entity 3

[18]	The Controlling Person’s date of birth is not required to be collected if the Controlling Person is not a Reportable Jurisdiction Person
[19]	The Controlling Person’s place of birth is not required to be collected if the Controlling Person is not a Reportable Jurisdiction Person

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Section 7 – Jurisdiction of Residence for Tax Purposes and related Taxpayer Reference Number or functional equivalent (“TIN”)

Please complete the following table indicating:

(i)	where the Controlling Person is tax resident;
(ii)	the Controlling Person’s TIN for each jurisdiction indicated;[20] and,
(iii)	if the Controlling Person is a tax resident in a jurisdiction that is a Reportable Jurisdiction(s) then please also complete Section 10 “Type of Controlling Person”.

If the Controlling Person is tax resident in more than three jurisdictions please use a separate sheet

	Jurisdiction(s) of tax residency	Tax reference number type	Tax reference number (e.g. TIN)
1	HONG KONG	TIN	844 001 6115
2
3

If applicable, please specify the reason for non-availability of a tax reference number:

[20]	The Controlling Person’s TIN is not required to be collected if the Controlling Person is not a Reportable Jurisdiction Person.

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Section 8 – Type of Controlling Person

(Please only complete this section if you are tax resident in one or more Reportable Jurisdictions)

Please provide the Controlling Person’s Status by ticking the appropriate box.		Entity 1	Entity 2	Entity 3
a.	Controlling Person of a legal person – control by ownership	[X]	[ ]	[ ]
b.	Controlling Person of a legal person – control by other means	[ ]	[ ]	[ ]
c.	Controlling Person of a legal person – senior managing official	[X]	[ ]	[ ]
d.	Controlling Person of a trust – settlor	[ ]	[ ]	[ ]
e.	Controlling Person of a trust – trustee	[ ]	[ ]	[ ]
f.	Controlling Person of a trust – protector	[ ]	[ ]	[ ]
g.	Controlling Person of a trust – beneficiary	[ ]	[ ]	[ ]
h.	Controlling Person of a trust – other	[ ]	[ ]	[ ]
i.	Controlling Person of a legal arrangement (non-trust) – settlor-equivalent	[ ]	[ ]	[ ]
j.	Controlling Person of a legal arrangement (non-trust) – trustee-equivalent	[ ]	[ ]	[ ]
k.	Controlling Person of a legal arrangement (non-trust) – protector- equivalent	[ ]	[ ]	[ ]
l.	Controlling Person of a legal arrangement (non-trust) – beneficiary- equivalent	[ ]	[ ]	[ ]
m.	Controlling Person of a legal arrangement (non-trust) – other-equivalent	[ ]	[ ]	[ ]

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Controlling Person Declaration and Undertakings

●	I acknowledge that the information contained in this form and information regarding the Controlling Person(s) and any Reportable Account(s) may be reported to the tax authorities of the jurisdiction in which this account(s) is/are maintained and exchanged with tax authorities of another jurisdiction(s) in which [I/the Controlling Person] may be tax resident pursuant to international agreements to exchange financial account information.

●	I certify that either (a) I am the Controlling Person, or am authorised to sign for the Controlling Person, of all the account(s) held by the entity Account Holder to which this form relates; or (b) I am authorised by the Account Holder to make this declaration.

●	I declare that all statements made in this declaration are, to the best of my knowledge and belief, correct and complete.

●	I acknowledge that it is an offence to make a self-certification that is false in a material particular.

●	I undertake to advise the recipient within 30 days of any change in circumstances which affects the tax residency status of the individual identified in Part IV of this form or causes the information contained herein to become incorrect, and to provide the recipient with a suitably updated self-certification and Declaration within 30 days of such change in circumstances.

Signature:

Print name:	LOKE CHE CHAN GILBERT

Date (dd/mm/yyyy):	11/02/2021

Note: If you are not the Controlling Person, and not authorised to sign the Declaration on behalf of the Account Holder, please indicate the capacity in which you are signing the form on behalf of the Controlling Person. If signing under a power of attorney or other equivalent written authorisation, on behalf of the Controlling Person, please also attach a certified copy of the power of attorney or written authorisation.

Capacity:	___________________________

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EXHIBIT A

US IGA DEFINITIONS

Account Holder means the person listed or identified as the holder of a Financial Account by the Financial Institution that maintains the account. A person, other than a Financial Institution, holding a Financial Account for the benefit or account of another person as agent, custodian, nominee, signatory, investment adviser, or intermediary, is not treated as holding the account for the purposes of this Agreement, and such other person is treated as holding the account. For purposes of the immediately preceding sentence, the term “Financial Institution” does not include a Financial Institution organized or incorporated in a U.S. Territory. In the case of a Cash Value Insurance Contract or an Annuity Contract, the Account Holder is any person entitled to access the Cash Value or change the beneficiary of the contract. If no person can access the Cash Value or change the beneficiary, the Account Holder is any person named as the owner in the contract and any person with a vested entitlement to payment under the terms of the contract. Upon the maturity of a Cash Value Insurance Contract or an Annuity Contract, each person entitled to receive a payment under the contract is treated as an Account Holder.

Active Non-Financial Foreign Entity means any NFFE which is a Non U.S. entity that meets any of the following criteria:

(a)	Less than 50 percent of the NFFE’s gross income for the preceding calendar year or other appropriate reporting period is passive income and less than 50 percent of the assets held by the NFFE during the preceding calendar year or other appropriate reporting period are assets that produce or are held for the production of passive income;

(b)	The stock of the NFFE is regularly traded on an established securities market or the NFFE is a Related Entity of an Entity the stock of which is traded on an established securities market;

(c)	The NFFE is organized in a U.S. Territory and all of the owners of the payee are bona fide residents of that U.S. Territory;

(d)	The NFFE is a non-U.S. government, a government of a U.S. Territory, an international organization, a non-U.S. central bank of issue, or an Entity wholly owned by one or more of the foregoing;

(e)	substantially all of the activities of the NFFE consist of holding (in whole or in part) the outstanding stock of, and providing financing and services to, one or more subsidiaries that engage in trades or businesses other than the business of a Financial Institution, except that an NFFE shall not qualify for this status if the NFFE functions (or holds itself out) as an investment fund, such as a private equity fund, venture capital fund, leveraged buyout fund or any investment vehicle whose purpose is to acquire or fund companies and then hold interests in those companies as capital assets for investment purposes;

(f)	The NFFE is not yet operating a business and has no prior operating history, but is investing capital into assets with the intent to operate a business other than that of a Financial Institution; provided, that the NFFE shall not qualify for this exception after the date that is 24 months after the date of the initial organization of the NFFE;

(g)	The NFFE was not a Financial Institution in the past five years, and is in the process of liquidating its assets or is reorganizing with the intent to continue or recommence operations in a business other than that of a Financial Institution;

(h)	The NFFE primarily engages in financing and hedging transactions with or for Related Entities that are not Financial Institutions, and does not provide financing or hedging services to any Entity that is not a Related Entity, provided that the group of any such Related Entities is primarily engaged in a business other than that of a Financial Institution; or

(i)	The NFFE is an “excepted NFFE” as described in relevant U.S. Treasury Regulations; or

(j)	The NFFE meets all of the following requirements:

i)	It is established and maintained in its country of residence exclusively for religious, charitable, scientific, artistic, cultural, athletic or educational purposes; or it is established and operated in its jurisdiction of residence and it is a professional organization, business league, chamber of commerce, labour organization, agricultural or horticultural organization, civic league or an organization operated exclusively for the promotion of social welfare;

ii)	It is exempt from income tax in its country of residence;

iii)	It has no shareholders or members who have a proprietary or beneficial interest in its income or assets;

iv)	The applicable laws of the Entity’s country of residence or the Entity’s formation documents do not permit any income or assets of the Entity to be distributed to, or applied for the benefit of, a private person or non- charitable Entity other than pursuant to the conduct of the Entity’s charitable activities, or as payment of reasonable compensation for services rendered, or as payment representing the fair market value of property which the Entity has purchased; and

v)	The applicable laws of the Entity’s country of residence or the Entity’s formation documents require that, upon the Entity’s liquidation or dissolution, all of its assets be distributed to a governmental entity or other non-profit organization, or escheat to the government of the Entity’s jurisdiction of residence or any political subdivision thereof.

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Code means the U.S Internal Revenue Code of 1986, as amended.

Controlling Person means the natural persons who exercise direct or indirect control over an entity. In the case of a trust, such term means the settlor, the trustees, the protector (if any), the beneficiaries or class of beneficiaries, and any other natural person exercising ultimate effective control over the trust, and in the case of a legal arrangement other than a trust, such term means persons in equivalent or similar positions. The term ‘Controlling Persons’ shall be interpreted in a manner consistent with the Financial Action Task Force Recommendations (“FATF”).

FATF Recommendations on Controlling Persons:

Identify the beneficial owners of the customer and take reasonable measures to verify the identity of such persons, through the following information. For legal persons21:

(a)	The identity of the natural persons (if any – as ownership interests can be so diversified that there are no natural persons (whether acting alone or together) exercising control of the legal person or arrangement through ownership) who ultimately have a controlling ownership interest[22] in a legal person; and

(b)	to the extent that there is doubt under (a) as to whether the person(s) with the controlling ownership interest are the beneficial owner(s) or where no natural person exerts control through ownership interests, the identity of the natural persons (if any) exercising control of the legal person or arrangement through other means.

(c)	Where no natural person is identified under (a) or (b) above, financial institutions should identify and take reasonable measures to verify the identity of the relevant natural person who holds the position of senior managing official.

Entity means a legal person or a legal arrangement such as a trust.

Exempt Beneficial Owners under the US IGA include Government entities, International Organisations, Central Bank, Broad Participation Retirement Funds, Narrow Participation Retirement Funds, Pension Funds of an Exempt Beneficial Owner, and Investment Entities wholly owned by Exempt Beneficial Owners. Please refer to the IGA for detailed definitions.

Financial Institution means a Custodial Institution, a Depository Institution, an Investment Entity, or a Specified Insurance Company, where:

(a)	Custodial Institution means any entity that holds, as a substantial portion of its business, financial assets for the account of others. An entity holds financial assets for the account of others as a substantial portion of its business if the entity’s gross income attributable to the holding of financial assets and related financial services equals or exceeds 20 percent of the Entity’s gross income during the shorter of: (i) the three-year period that ends on 31 December (or the final day of a non-calendar year accounting period) prior to the year in which the determination is being made; or
(ii) the period during which the entity has been in existence;

(b)	Depository Institution means any entity that accepts deposits in the ordinary course of a banking or similar business;

(c)	Investment Entity means any entity that conducts as a business (or is managed by an entity that conducts as a business) one or more of the following activities or operations for or on behalf of a customer: (1) trading in money market instruments (cheques, bills, certificates of deposit, derivatives, etc.); foreign exchange; exchange, interest rate and index instruments; transferable securities; or commodity futures trading; (2) individual and collective portfolio management; or (3) otherwise investing, administering, or managing funds or money on behalf of other persons. The term Investment entity shall be interpreted in a manner consistent with similar language set forth in the definition of “financial institution” in the Financial Action Task Force Recommendations; and

(d)	Specified Insurance Company means any entity that is an insurance company (or the holding company of an insurance company) that issues, or is obligated to make payments with respect to, a Cash Value Insurance Contract or an Annuity Contract.

NFFE means any Non-U.S. Entity that is not a Financial Institution as defined in US FATCA.

Non-U.S. Entity means an Entity that is not a U.S. Person.

Passive Non-Financial Foreign Entity means any NFFE that is not an Active Non-Financial Foreign Entity.

[21]	Measures (a) to (b) are not alternative options, but are cascading measures, with each to be used where the previous measure has been applied and has not identified a beneficial owner.
[22]	A controlling ownership interest depends on the ownership structure of the company. It may be based on a threshold, e.g. any person owning more than a certain percentage of the company (e.g. 25%).

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Related Entity An entity is a Related Entity of another entity if either entity controls the other entity, or the two entities are under common control. For this purpose control includes direct or indirect ownership of more than 50 percent of the vote or value in an entity. Notwithstanding the foregoing, either Party may treat an entity as not a related entity if the two entities are not members of the same affiliated group, as defined in Section 1471(e)(2) of the Code.

Specified U.S. Person means a U.S. Person other than:

(a)	a corporation the stock of which is regularly traded on established securities markets;

(b)	any corporation that is a member of the same expanded affiliated group;

(c)	the United States or any wholly owned agency or instrumentality thereof;

(d)	any State of the United States, any U.S. Territory, any political subdivision or wholly owned agency or instrumentality of any one or more of the foregoing;

(e)	any organization exempt from taxation under section 501 (a) of the Internal Revenue Code (the “Code”) or certain individual retirement plans defined in section 7701(a)(37) of the Code ;

(f)	any bank as defined in section 581 of the Code;

(g)	any real estate investment trust as defined in section 856 of the Code;

(h)	any regulated investment company defined in section 851 of the Code or any entity registered with the U.S. Securities and Exchange Commission under the Investment Company Act of 1940;

(i)	any common trust fund as defined in section 584(a) of the Code;

(j)	any trust that is exempt from tax under section 664(c) of the Code or that is described in 4947(a)(1) of the Code;

(k)	a dealer in securities, commodities, or derivative financial instruments that is registered as such under the laws of the United States or any State;

(l)	a broker as defined in section 6045(c) of the Code; or

(m)	any tax-exempt trust under a plan that is described in section 403(b) or section 457(g) of the Code

Substantial U.S. Owner (as defined in Regulations section 1.1473-1(b)) means generally:

(a)	With respect to any foreign corporation, any Specified U.S. Person that owns, directly or indirectly, more than 10 percent of the stock of such corporation (by vote or value);

(b)	With respect to any foreign partnership, any Specified U.S. Person that owns, directly or indirectly, more than 10 percent of the profits interests or capital interests in such partnership; and

(c)	In the case of a trust–

i.	Any Specified U.S. Person treated as an owner of any portion of the trust under sections 671 through 679 of the IRC; and
ii.	Any Specified U.S. Person that holds, directly or indirectly, more than 10 percent of the beneficial interests of the trust.

U.S. Person means a U.S. citizen or resident individual, a partnership or corporation organized in the United States or under the laws of the United States or any State thereof, a trust if (i) a court within the United States would have authority under applicable law to render orders or judgments concerning substantially all issues regarding administration of the trust, and (ii) one or more U.S. persons have the authority to control all substantial decisions of the trust, or an estate of a decedent that is a citizen or resident of the United States. Refer to the U.S. Internal Revenue Code for further interpretation.

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EXHIBIT B

CRS DEFINITIONS

Account Holder means the person listed or identified as the holder of a Financial Account by the Financial Institution that maintains the account. A person, other than a Financial Institution, holding a Financial Account for the benefit or account of another person as agent, custodian, nominee, signatory, investment adviser, or intermediary, is not treated as holding the account for the purposes of the Common Reporting Standard, and such other person is treated as holding the account. In the case of a Cash Value Insurance Contract or an Annuity Contract, the Account Holder is any person entitled to access the Cash Value or change the beneficiary of the contract. If no person can access the Cash Value or change the beneficiary, the Account Holder is any person named as the owner in the contract and any person with a vested entitlement to payment under the terms of the contract. Upon the maturity of a Cash Value Insurance Contract or an Annuity Contract, each person entitled to receive a payment under the contract is treated as an Account Holder.

Active Non-Financial Entity means any NFE that meets any of the following criteria:

a)	less than 50% of the NFE’s gross income for the preceding calendar year or other appropriate reporting period is passive income and less than 50% of the assets held by the NFE during the preceding calendar year or other appropriate reporting period are assets that produce or are held for the production of passive income;

b)	the stock of the NFE is regularly traded on an established securities market or the NFE is a Related Entity of an Entity the stock of which is regularly traded on an established securities market;

c)	the NFE is a Governmental Entity, an International Organisation, a Central Bank, or an Entity wholly owned by one or more of the foregoing;

d)	substantially all of the activities of the NFE consist of holding (in whole or in part) the outstanding stock of, or providing financing and services to, one or more subsidiaries that engage in trades or businesses other than the business of a Financial Institution, except that an Entity does not qualify for this status if the Entity functions (or holds itself out) as an investment fund, such as a private equity fund, venture capital fund, leveraged buyout fund, or any investment vehicle whose purpose is to acquire or fund companies and then hold interests in those companies as capital assets for investment purposes;

e)	the NFE is not yet operating a business and has no prior operating history, but is investing capital into assets with the intent to operate a business other than that of a Financial Institution, provided that the NFE does not qualify for this exception after the date that is 24 months after the date of the initial organisation of the NFE;

f)	the NFE was not a Financial Institution in the past five years, and is in the process of liquidating its assets or is reorganising with the intent to continue or recommence operations in a business other than that of a Financial Institution;

g)	the NFE primarily engages in financing and hedging transactions with, or for, Related Entities that are not Financial Institutions, and does not provide financing or hedging services to any Entity that is not a Related Entity, provided that the group of any such Related Entities is primarily engaged in a business other than that of a Financial Institution; or

h)	the NFE meets all of the following requirements:

i)	it is established and operated in its jurisdiction of residence exclusively for religious, charitable, scientific, artistic, cultural, athletic, or educational purposes; or it is established and operated in its jurisdiction of residence and it is a professional organisation, business league, chamber of commerce, labour organisation, agricultural or horticultural organisation, civic league or an organisation operated exclusively for the promotion of social welfare;

ii)	it is exempt from income tax in its jurisdiction of residence;

iii)	it has no shareholders or members who have a proprietary or beneficial interest in its income or assets;

iv)	the applicable laws of the NFE’s jurisdiction of residence or the NFE’s formation documents do not permit any income or assets of the NFE to be distributed to, or applied for the benefit of, a private person or non- charitable Entity other than pursuant to the conduct of the NFE’s charitable activities, or as payment of reasonable compensation for services rendered, or as payment representing the fair market value of property which the NFE has purchased; and

v)	the applicable laws of the NFE’s jurisdiction of residence or the NFE’s formation documents require that, upon the NFE’s liquidation or dissolution, all of its assets be distributed to a Governmental Entity or other non-profit organisation, or escheat to the government of the NFE’s jurisdiction of residence or any political subdivision thereof.

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Controlling Person means the natural persons who exercise direct or indirect control over an entity.

In the case of a trust, such term means the settlor(s), the trustees(s), the protector(s) (if any), the beneficiary(ies) or class(es) of beneficiaries, and any other natural person(s) exercising ultimate effective control over the trust, and in the case of a legal arrangement other than a trust, such term means persons in equivalent or similar positions. The term ‘Controlling Persons’ shall be interpreted in a manner consistent with the Financial Action Task Force Recommendations (“FATF”).

FATF Recommendations on Controlling Persons:

Identify the beneficial owners of the customer and take reasonable measures to verify the identity of such persons, through the following information. For legal persons23:

(a)	The identity of the natural persons (if any – as ownership interests can be so diversified that there are no natural persons (whether acting alone or together) exercising control of the legal person or arrangement through ownership) who ultimately have a controlling ownership interest[24] in a legal person; and

(b)	to the extent that there is doubt under (a) as to whether the person(s) with the controlling ownership interest are the beneficial owner(s) or where no natural person exerts control through ownership interests, the identity of the natural persons (if any) exercising control of the legal person or arrangement through other means.

(c)	Where no natural person is identified under (a) or (b) above, financial institutions should identify and take reasonable measures to verify the identity of the relevant natural person who holds the position of senior managing official.

Financial Institution means a Custodial Institution, a Depository Institution, an Investment Entity, or a Specified Insurance Company, where:

(a)	Custodial Institution means any entity that holds, as a substantial portion of its business, financial assets for the account of others. An entity holds financial assets for the account of others as a substantial portion of its business if the entity’s gross income attributable to the holding of financial assets and related financial services equals or exceeds 20 percent of the Entity’s gross income during the shorter of: (i) the three-year period that ends on 31 December (or the final day of a non-calendar year accounting period) prior to the year in which the determination is being made; or (ii) the period during which the entity has been in existence;

(b)	Depository Institution means any entity that accepts deposits in the ordinary course of a banking or similar business;

(c)	Investment Entity means any entity :

(A)	that primarily conducts as a business one or more of the following activities or operations for or on behalf of a customer:

i)	trading in money market instruments (cheques, bills, certificates of deposit, derivatives, etc.); foreign exchange; exchange, interest rate and index instruments; transferable securities; or commodity futures trading;
ii)	individual and collective portfolio management; or
iii)	otherwise investing, administering, or managing Financial Assets or money on behalf of other persons; or

(B)	the gross income of which is primarily attributable to investing, reinvesting, or trading in Financial Assets, if the entity is managed by another entity that is a Depository Institution, a Custodial Institution, a Specified Insurance Company, or an Investment Entity described in limb (A) of this definition.

An entity is treated as primarily conducting as a business one or more of the activities described in limb (A), or an entity’s gross income is primarily attributable to investing, reinvesting, or trading in Financial Assets for purposes of limb (B) if the entity’s gross income attributable to the relevant activities equals or exceeds 50% of the entity’s gross income during the shorter of: (i) the three-year period ending on 31 December of the year preceding the year in which the determination is made; or (ii) the period during which the entity has been in existence. The term “Investment Entity” does not include an entity that is an Active Non-Financial Foreign Entity because it meets any of the criteria in subparagraphs d) through (g) of the definition of Active NFE.

The preceding paragraph shall be interpreted in a manner consistent with similar language set forth in the definition of “financial institution” in the Financial Action Task Force Recommendations; and

23	Measures (a) to (b) are not alternative options, but are cascading measures, with each to be used where the previous measure has been applied and has not identified a beneficial owner.
24	A controlling ownership interest depends on the ownership structure of the company. The threshold in respect of a legal person is direct or indirect ownership or control of 10% or more of the shares or voting rights in the legal person, being the threshold specified by the Anti-Money Laundering Regulations, 2017 which implement the FATF Recommendations in the Cayman Islands.

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(d)	Specified Insurance Company means any entity that is an insurance company (or the holding company of an insurance company) that issues, or is obligated to make payments with respect to, a Cash Value Insurance Contract or an Annuity Contract.

Non-Financial Entity or NFE means any Entity that is not a Financial Institution.

Non-Participating Jurisdiction means a jurisdiction that is not a Participating Jurisdiction.

Non-Reporting Financial Institution means any Financial Institution that is:

(a)	a Governmental Entity, International Organisation or Central Bank, other than with respect to a payment that is derived from an obligation held in connection with a commercial financial activity of a type engaged in by a Specified Insurance Company, Custodial Institution, or Depository Institution;

(b)	a Broad Participation Retirement Fund; a Narrow Participation Retirement Fund; a Pension Fund of a Governmental Entity, International Organisation or Central Bank; or a Qualified Credit Card Issuer;

(c)	any other Entity that presents a low risk of being used to evade tax, has substantially similar characteristics to any of the Entities described in subparagraphs B(1)(a) and (b), and is defined in domestic law as a Non-Reporting Financial Institution, provided that the status of such Entity as a Non-Reporting Financial Institution does not frustrate the purposes of the Common Reporting Standard;

(d)	an Exempt Collective Investment Vehicle; or

(e)	a trust to the extent that the trustee of the trust is a Reporting Financial Institution and reports all information required to be reported pursuant to Section I with respect to all Reportable Accounts of the trust.

Participating Jurisdiction means a jurisdiction (i) with which an agreement is in place pursuant to which it will provide the information specified in Section I (of the CRS), and (ii) which is identified in a published list.

Participating Jurisdiction Financial Institution means (i) any Financial Institution that is resident in a Participating Jurisdiction, but excludes any branch of that Financial Institution that is located outside such Participating Jurisdiction, and (ii) any branch of a Financial Institution that is not resident in a Participating Jurisdiction, if that branch is located in such Participating Jurisdiction.

Passive Non-Financial Entity means any: (i) Non-Financial Entity that is not an Active Non-Financial Entity; or (ii) an Investment Entity described in limb B (or subparagraph A(6)(b) of the Standard) of the definition of Investment Entity that is not a Participating Jurisdiction Financial Institution.

Related Entity means an entity related to another entity because (i) either entity controls the other entity; (ii) the two entities are under common control; or (iii) the two entities are Investment Entities described limb B of the definition of Investment Entity, are under common management, and such management fulfils the due diligence obligations of such Investment Entities. For this purpose control includes direct or indirect ownership of more than 50 % of the vote and value in an Entity.

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SCHEDULE 2

Privacy Notice for Data Protection Law

The Fund

Collectively (“we”, “us”, “our”)

The Cayman Islands Data Protection Law, 2017 (“DPL”), effective 30 September 2019, governs the use of Personal Data by Cayman Islands entities. We recognize the importance of protecting the privacy of subscribers and investors in the Fund (“Investors”) and hereby accordingly, in accordance with the DPL, set out our privacy policy in relation to Personal Data in this Privacy Notice. Any terminology and capitalised terms used in this Notice bear the meanings as prescribed in the DPL unless the context requires otherwise.

DATA CONTROLLER

The Fund is the Data Controller for the purposes of your application to subscribe for an interest in the Fund. Hence, the Fund is responsible for ensuring that it uses your personal data in compliance with the DPL. The Fund, as Data Controller, has appointed the Administrator and the Manager as Data Processors. The Fund may be contacted via email by contacting the Administrator.

TYPES OF PERSONAL DATA

The Fund, the Administrator, and the Manager may Process the following types of Personal Data:

(a)	Personal Data provided by you to the Fund including: your name, address, contact information, birthdate, gender, nationality, photograph, signature, occupational history, job title, income, assets, other financial information, bank details, investment history, tax residency, and tax identification information.

(b)	Personal Data collected or generated by the Fund including: information related to your emails (and related data), correspondence, call recordings, and website usage data.

(c)	Personal Data obtained by the Fund from other sources, including: know your client (Know Your Client) (“KYC”) / client due diligence procedures (anti-money laundering (“AML”), counter-terrorist financing, proliferation financing, sanctions, politically exposed persons), tax purposes (US Foreign Account Tax Compliance Act (“FATCA”), OECD Common Reporting Standard (“CRS”)), future regulatory, securities and tax requirements, information from public websites, public sources of information, and information received from your advisers or intermediaries.

LAWFUL PURPOSES AND PROCESSING PRINCIPLES

Lawful Purposes

Personal data provided by you, collected or generated by the Fund, or obtained by the Fund from other sources in relation to your application to subscribe for interests in the Fund will be held, disclosed, and Processed by the Fund, the Administrator, and the Manager for the following purposes:

(a)	Performance of a contract including:

(i)	Where you submit an application to subscribe for interests in the Fund, your Personal Data will be Processed in accordance with our internal investor assessment procedures to determine whether you are a viable Investor and whether your application to subscribe for interests in the Fund is acceptable. Such Processing may be undertaken prior to entering into a contract at your request;

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(ii)	Where the Fund accepts your application to subscribe for interests in the Fund, you pay the full subscription amount to the Fund, and you provide to the appropriate parties all required documentation, the Fund shall issue to you interests in the Fund and enter your Personal Data into the books of the Fund; Personal Data will be Processed in this regard;

(iii)	Where you are a subscriber in the Fund, Processing your Personal Data is necessary for managing and administering your holdings in the Fund and any related account as well as for redemption, withdrawal, conversion or transfer requests, distribution payments, and for future subscriptions to the Fund;

(iv)	Where circulating periodic reports in relation to the Fund is required by relevant agreements or regulations.

(b)	Compliance with a legal obligation including where it is necessary to comply with any applicable current or future legal, regulatory, or tax requirements imposed on the Fund, the Fund and/or any third party service provider, prior to your investment in the Fund, during your investment in the Fund, or after you have exited any or part of your investment in the Fund, will Process your Personal Data in accordance with legal obligations under company law, tax law, AML, and counter-terrorist financing (“CTF”) legislation, including, but not limited to:

(i)	AML/CTF or Ultimate Beneficial Ownership (“UBO”) legislation and regulations may require us to identify prospective, existing, or previous investors in the Fund and, as such, certain information will be required at the time of application as set out in relevant agreements which will be Processed accordingly; and

(ii)	FATCA / CRS regulations may require the Fund to collect certain information about each prospective, existing, and/or previous investors’ tax arrangements. For FATCA / CRS reporting purposes, please note that in certain circumstances the Fund may be legally required to share such information, and other financial information with respect to an investor’s interests in the Fund with relevant tax authorities, and the Fund may be legally restricted from disclosing to you that such Processing is undertaken.

(c)	Legitimate interests, including:

(i)	Carrying out the ordinary or reasonable business activities of the Fund, or other activities previously disclosed to the Fund’s investors or referred to in this Privacy Notice;

(ii)	Ensuring compliance with all legal and regulatory obligations and industry standards, and preventing fraud;

(iii)	Disclosing information to third parties as provided for in this Privacy Notice;

(iv)	Recording, maintaining, storing, using recording of telephone calls that you make to and receive from the Fund, any third party service provider and their delegates or duly appointed agents and any of their respective, related, associated, or affiliated companies for Processing and verification of instructions, management, and administration of your account(s), as well as any other matters related to investment in the Fund, dispute resolution, record keeping, security, and/or training purposes.

You have the right to object to the Processing of Personal Data where it is for the purposes of legitimate interests. If you object to such Processing, the Fund will not Process the Personal Data unless the Fund can demonstrate compelling legitimate grounds for the Processing which override your rights.

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Processing Principles

The Fund will abide by the following data protection principles when Processing Personal Data:

(a)	Your Personal Data, supplied in the Subscription Agreement and otherwise from time to time provided by you, will be Processed fairly.

(b)	Your Personal Data will not be further Processed in any manner incompatible with the purpose or purposes for which it was collected and Processed.

(c)	Your Personal Data will be adequate, relevant, and not excessive in relation to the purpose or purposes for which the Fund collects or Processes your Personal Data.

(d)	Your Personal Data will be accurate and, where necessary, kept up to date.

(e)	The Fund will not keep your Personal Data for longer than is necessary to satisfy the purpose or purposes for which your Personal Data was collected or Processed.

(f)	The Fund will Process your Personal Data in accordance with the rights of Data Subjects under the DPL.

(g)	The Fund will ensure that appropriate technical and organizational measures are taken to safeguard against unauthorized or unlawful Processing of your Personal Data and against accidental loss or destruction of, or damage to, your Personal Data.

The Administrator and the Manager may Process Personal Data and Sensitive Personal Data in accordance with data protection principles which are viewed as generally similar, but not identical, to the DPL. The Processing of Personal Data and Sensitive Personal Data by the Administrator and the Manager may differ from the requirements of this Notice, but should provide broadly similar outcomes

CONSENT TO MARKETING

Parties engaged to assist with the operation of the Fund may contact you with information regarding other offered products and services. Such contact may be by telephone, email, or by other reasonable means of communication.

You can require such parties to stop contacting you with such marketing information by contacting the Fund via the Administrator as provided above.

If you request not to receive marketing information this will not affect your status as an Investor. Such a request will not affect the lawfulness of Processing based on consent before its withdrawal.

Your consent is not required to Process your Personal Data for the performance of a contract, compliance with legal obligations, and/or legitimate interests pursued by the Fund as referenced above.

PERSONAL DATA RECIPIENTS

The Fund may disclose your Personal Data to the following recipients:

(a)	The Fund’s affiliates and third party service providers, including the Administrator and the Manager, who are engaged in connection with the investment management, oversight, legal obligations, administration, distribution, or operation of the Fund and its assets;
(b)	The Fund’s professional advisers, auditors, IT, and other service providers; and
(c)	Competent authorities (including tax authorities), regulators, courts, law enforcement agencies, and other regulatory entities as required by applicable law, or as requested by such entities, Fund affiliates, or third party service providers for internal investigation and reporting purposes.

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In relation to any other third parties, we will only disclose your information in the following circumstances:

(a)	Where you have given your consent;
(b)	Where we are required to do so by law or enforceable request by a regulatory body;
(c)	Where it is necessary for the purpose of, or in connection with legal proceedings or in order to exercise or defend legal rights; or
(d)	If we transfer management or control of the Fund.

INTERNATIONAL TRANSFERS

Personal Data will be held in, and may be freely transferred between, countries that are located inside the European Union (EU) and third countries that have adequate protection for your rights in relation to the Processing of your Personal Data, and otherwise where the transfer is

(a)	made with your consent;
(b)	necessary for the performance of a contract between the individual and the organization, or for pre-contractual steps taken at the individual’s request;
(c)	necessary for the performance of a contract made in the interests of the individual between the controller and another person;
(d)	necessary for the establishment, exercise or defence of legal claims;
(e)	made in regard to public data on a public register, and any conditions subject to which the register is open to inspection are complied with;
(f)	made on terms of a kind approved by the Ombudsman as ensuring adequate safeguards for the individual(s);
(g)	authorized by the Ombudsman as ensuring adequate safeguards for the individual(s); or,
(h)	required under international cooperation arrangements between intelligence agencies or regulatory agencies, if permitted or require under an enactment or an order issued by the Grand Court of the Cayman Islands.

Where a Personal Data transfer is made to a jurisdiction which provides a level of data protection lower than that prescribed by the DPL, the Fund will take steps to ensure the security and confidentiality of your Personal Data in accordance with the DPL.

PERSONAL DATA RETENTION

How long the Fund holds your personal data for will vary. The retention period will be determined by various criteria, including the purposes for which the Fund is using it (as it will need to be kept for as long as is necessary for any of those purposes) and legal obligations (as laws or regulations may set a minimum period for which the Fund has to keep your personal data).

YOUR RIGHTS UNDER THE DPL

Under the DPL, you have the following rights in relation to how we Process your Personal Data:

(a)	The right to request access – you may obtain confirmation from us as to whether or not your personal data is being Processed and, where that is the case, access to your personal data;

(b)	The right to rectification and erasure – you have the right to obtain rectification of inaccurate personal data we hold concerning you and to obtain the erasure of your personal data in certain circumstances;

(c)	The right to restrict Processing or to object to Processing – you may require us to restrict the Processing we carry out on your Personal Data in certain circumstances or to object to us Processing your Personal Data;

(d)	The right to withdraw consent – where you have provided your consent to us Processing your Personal Data, you have the right to withdraw your consent at any time. You may exercise this right by contacting the Fund; and

(e)	The right to submit a complaint – you may lodge a complaint with the Cayman Islands Ombudsman at info@ombudsman.ky.

For further information regarding your personal data rights, please see the Ombudsman’s website at www.ombudsman.ky.

FAILURE TO PROVIDE PERSONAL DATA

Your personal data is required in order for us to accept your application to subscribe for interests in the Fund, manage and administer your holdings in the Fund, and enable us to comply with the legal, regulatory, and tax requirements which arise from collecting fees and making investments as described in the Fund’s offering documents. If you fail to provide the requested personal data, we will not be able to accept your application to subscribe for interests in the Fund. If we reject your application to subscribe for interests in the Fund and the required personal data is not provided within the specified timeframe, we may be required to discontinue our business relationship with you.

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APPENDIX

Anti-money laundering verification requirements

Subscribers are required to provide certain supplemental documentation in connection with this subscription. Please note all documents listed under the class of applicant are required and must either be originals or certified true copies:

Subscriber Category	Requirements
Individuals	1.	Passport with photograph, name, date of birth, nationality and bearer’s signature (and name change document if applicable)

	2.	Residential address proof - copy of utility bill or bank statement. Must be less than 3 months old and display full name. P.O. Box mailing addresses and office mailing addresses are not acceptable.

	3.	Information on occupation and source of wealth for investment (a statement on the subscription form or a signed letter will satisfy this requirement)

	4.	Payment record (e.g. Wire transfer confirmation/acknowledgement/ SWIFT copy) showing wire transfer is remitted from the bank account as stated on this subscription form

Private Companies (Personal Investment Companies, Unquoted Companies)	1.	Certificate of incorporation or equivalent (and certificate on change of name if applicable)

	2.	Memorandum and Articles of Association

	3.	Register of directors

	4.	Register of members

	5.	Signed board resolution authorizing the investment and conferring authority on those giving instructions

	6.	Authorised Signatory List with specimen signatures

	7.	Company Search (e.g. Search of file at Company Registry) or any other government source showing live status of the company (if applicable), or recently audited financial statements

	8.	Documents as requested under “Individuals” for the following Individuals:

● Each principal beneficial owner (any person holding 10% or more interests or with principal control over the company’s assets)

● All the directors (including the Managing/Executive Director)

● All authorised signatories

	9.	Confirmation that the investment is made for the company’s own account and not on behalf of any other party and the source of funds for investment (a statement on the subscription form or a signed letter will satisfy this requirement)

	10.	Payment record (e.g. Wire transfer confirmation/acknowledgement/ SWIFT copy) showing wire transfer is remitted from the bank account as stated on this subscription form

	Note:	Where the company has an ownership structure which is made up of several layers, please follow the chain of ownership to provide documents for each layer of ownership until the ultimate individuals are identified.

Note:

A certifier must be a suitable person, such as a lawyer, accountant, director or manager of a regulated institution or a notary public located in a FATF country. The certifier should sign the copy document (printing his/her name clearly underneath) and clearly indicate his/her position or capacity, together with a contact address and phone number. The certifier must indicate that the document is a true copy of the original and, where applicable, that the photo is a true likeness of the individual.

Where documents are not in English, a notarised translation is required.

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PART IV: Controlling Persons

(please complete for each Controlling Person who is a natural person)

Section 6 – Identification of a Controlling Person

6.1	Name of Controlling Person:

Family Name or Surname(s):	LEE

First or Given Name:	CHONG KUANG

Middle Name(s):

6.2	Current Residence Address:

Line 1 (e.g. House/Apt/Suite Name, Number, Street)	D-6-3A D’ALAMANDA PUDU,

Line 2 (e.g. Town/City/Province/County/State)	IMPIAN IV NO.2, JLN PUDU ULU,

Country:	KUALA LUMPUR, MALAYSIA 56100

Postal Code/ZIP Code:

6.3	Mailing Address: (please complete if different from 6.2)

Line 1 (e.g. House/Apt/Suite Name, Number, Street)	ROOM 1701-03, THE METROPOLIS TOWER,

Line 2 (e.g. Town/City/Province/County/State)	10 METROPOLIS DRIVE, HUNG HOM,

Country:	HONG HONG

Postal Code/ZIP Code:

6.4	Date of birth[18] (dd/mm/yyyy)	02 / 09 / 1973

6.5	Place of birth[19]

Town or City of Birth	TEMPERLOH, PAHANG

Country of Birth	MALAYSIA

6.6	Please enter the legal name of the relevant entity Account Holder(s) of which you are a Controlling Person

Legal name of Entity 1	GREENPRO RESOURCES LIMITED
Legal name of Entity 2
Legal name of Entity 3

[18]	The Controlling Person’s date of birth is not required to be collected if the Controlling Person is not a Reportable Jurisdiction Person

[19]	The Controlling Person’s place of birth is not required to be collected if the Controlling Person is not a Reportable Jurisdiction Person

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Section 7 – Jurisdiction of Residence for Tax Purposes and related Taxpayer Reference Number or functional equivalent (“TIN”)

Please complete the following table indicating:

(i)	where the Controlling Person is tax resident;

(ii)	the Controlling Person’s TIN for each jurisdiction indicated;[20] and,

(iii)	if the Controlling Person is a tax resident in a jurisdiction that is a Reportable Jurisdiction(s) then please also complete Section 10 “Type of Controlling Person”.

If the Controlling Person is tax resident in more than three jurisdictions please use a separate sheet

	Jurisdiction(s) of tax residency	Tax reference number type	Tax reference number (e.g. TIN)
1	HONG KONG	TIN	R586710(9)
2
3

If applicable, please specify the reason for non-availability of a tax reference number:

[20]	The Controlling Person’s TIN is not required to be collected if the Controlling Person is not a Reportable Jurisdiction Person.

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Section 8 – Type of Controlling Person

(Please only complete this section if you are tax resident in one or more Reportable Jurisdictions)

Please provide the Controlling Person's Status by ticking the appropriate box.		Entity 1	Entity 2	Entity 3
a.	Controlling Person of a legal person – control by ownership	[X]	[ ]	[ ]
b.	Controlling Person of a legal person – control by other means	[ ]	[ ]	[ ]
c.	Controlling Person of a legal person – senior managing official	[X]	[ ]	[ ]
d.	Controlling Person of a trust – settlor	[ ]	[ ]	[ ]
e.	Controlling Person of a trust – trustee	[ ]	[ ]	[ ]
f.	Controlling Person of a trust – protector	[ ]	[ ]	[ ]
g.	Controlling Person of a trust – beneficiary	[ ]	[ ]	[ ]
h.	Controlling Person of a trust – other	[ ]	[ ]	[ ]
i.	Controlling Person of a legal arrangement (non-trust) – settlor-equivalent	[ ]	[ ]	[ ]
j.	Controlling Person of a legal arrangement (non-trust) – trustee-equivalent	[ ]	[ ]	[ ]
k.	Controlling Person of a legal arrangement (non-trust) – protector- equivalent	[ ]	[ ]	[ ]
l.	Controlling Person of a legal arrangement (non-trust) – beneficiary- equivalent	[ ]	[ ]	[ ]
m.	Controlling Person of a legal arrangement (non-trust) – other-equivalent	[ ]	[ ]	[ ]

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Controlling Person Declaration and Undertakings

●	I acknowledge that the information contained in this form and information regarding the Controlling Person(s) and any Reportable Account(s) may be reported to the tax authorities of the jurisdiction in which this account(s) is/are maintained and exchanged with tax authorities of another jurisdiction(s) in which [I/the Controlling Person] may be tax resident pursuant to international agreements to exchange financial account information.

●	I certify that either (a) I am the Controlling Person, or am authorised to sign for the Controlling Person, of all the account(s) held by the entity Account Holder to which this form relates; or (b) I am authorised by the Account Holder to make this declaration.

●	I declare that all statements made in this declaration are, to the best of my knowledge and belief, correct and complete.

●	I acknowledge that it is an offence to make a self-certification that is false in a material particular.

●	I undertake to advise the recipient within 30 days of any change in circumstances which affects the tax residency status of the individual identified in Part IV of this form or causes the information contained herein to become incorrect, and to provide the recipient with a suitably updated self-certification and Declaration within 30 days of such change in circumstances.

Signature:

Print name:	LEE CHONG KUANG

Date (dd/mm/yyyy):	11/02/2021

Note: If you are not the Controlling Person, and not authorised to sign the Declaration on behalf of the Account Holder, please indicate the capacity in which you are signing the form on behalf of the Controlling Person. If signing under a power of attorney or other equivalent written authorisation, on behalf of the Controlling Person, please also attach a certified copy of the power of attorney or written authorisation.

Capacity:	______________________________

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